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                                                  EXHIBIT 3.A

                                    ANNEX B
                                       TO
                                PROXY STATEMENT

                       COPY OF THE PARTNERSHIP AGREEMENT

     THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP, dated as of June 8, 1989, is entered into by and among Plum Creek Management
Company, a Delaware corporation, as the General Partner and David D. Leland as the Organizational Limited Partner, together with any other Persons who become Partners in the Partnership as provided herein. In consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                             ORGANIZATIONAL MATTERS

     1.1 Formation and Continuation. The General Partner and the Organizational Limited Partner have previously formed the Partnership as a limited partnership pursuant to the provisions of the Delaware Act and hereby amend and restate the original Agreement of Limited Partnership in its entirety. Subject to the provisions of this Agreement, the General Partner and the Organizational Limited Partner hereby continue the Partnership as a limited partnership pursuant to the provisions of the Delaware Act. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Act. The Partnership Interest of each Partner shall be personal property for all purposes.

     1.2 Name. The name of the Partnership shall be "Plum Creek Timber Company, L.P." The Partnership's business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words "Limited Partnership," "L.P.," "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to Limited Partners, provided, however, that without the consent of the holders of 66 2/3% of the outstanding Units, the General Partner shall not cease to use the name, "Plum Creek".

     1.3 Registered Office; Principal Office. The address of the registered office of the Partnership in the State of Delaware shall be located at The Corporation Trust Center, 1209 Orange Street, New Castle County, Wilmington, Delaware 19801, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be The Corporation Trust Company. The principal office of the Partnership shall be 999 Third Avenue, Seattle, Washington 98104 or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

     1.4 Power of Attorney. (a) Each Limited Partner and each Assignee hereby constitutes and appoints each of the General Partner and, if a Liquidator shall have been selected pursuant to Section 14.3 hereof, the Liquidator severally (and any successor to either thereof by merger, transfer, assignment, election or otherwise) and authorized officers and attorneys-in-fact of each, with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, to:

          (i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate of Limited Partnership and all amendments or restatements thereof) that the General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of, the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (B) all instruments that the General Partner or the Liquidator deems

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     appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement or the Deposit Agreement in accordance with their respective terms; (C) all conveyances and other instruments or documents that the General Partner or the Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (D) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article XI, XII, XIII or XIV hereof or the Capital Contribution of any Partner; (E) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class or series of Units or other securities issued pursuant to Section 4.4 hereof; and (F) all agreements and other instruments (including, without limitation, a certificate of merger) relating to a merger or consolidation of the Partnership pursuant to
     Article XVI hereof;

          (ii) execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole discretion of the General Partner or the Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole discretion of the General Partner or the Liquidator, to effectuate the terms or intent of this Agreement; provided, that when required by Section 15.3 hereof or any other provision of this Agreement which establishes a percentage of the Limited Partners or of the Limited Partners of any class or series required to take any action, the General Partner or the Liquidator may exercise the power of attorney made in this subsection (ii) only after the necessary vote, consent or approval of the Limited Partners or of the Limited Partners of such class or series; and

          (iii) on behalf of the Limited Partners and the Assignees, enter into the Deposit Agreement and to deposit Certificates in the Deposit Account pursuant to the Deposit Agreement.

Nothing contained herein shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article XV hereof or as may be otherwise expressly provided for in this Agreement.

     (b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner's or Assignee's Partnership Interest and shall extend to such Limited Partner's or Assignee's heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or the Liquidator, acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner or the Liquidator, taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within 15 days after receipt of the General Partner's or the Liquidator's request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator deems necessary to effectuate this Agreement and the purposes of the Partnership.

     1.5 Term. The Partnership commenced upon the filing of the Certificate of Limited Partnership in accordance with the Delaware Act and shall continue in existence until the close of Partnership business on December 31, 2047, or until the earlier termination of the Partnership in accordance with the provisions of
Article XIV hereof.

     1.6 Possible Restrictions on Transfer. Notwithstanding anything to the contrary contained herein, in the event of (i) the enactment (or imminent enactment) of any legislation, (ii) the publication of any temporary or final regulation by the Treasury Department, (iii) any ruling by the Internal Revenue Service or (iv) any judicial decision, that, in any such case, in the Opinion of Counsel, would result in the taxation of the Partnership for federal income tax purposes as a corporation or as an association taxable as a corporation, then, either (a) the General Partner may impose such restrictions on the transfer of Units or Partnership Interests as may be required, in the Opinion of Counsel, to prevent the taxation of the Partnership for federal income tax purposes as a corporation or as an association taxable as a corporation, including making any amendments

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to this Agreement as the General Partner in its sole discretion may determine to be necessary or appropriate in order to impose such restrictions, provided, that any such amendment to this Agreement which would result in the delisting or suspension of trading of any class of Units on any National Securities Exchange on which such class of Units is then traded must be approved by the holders of at least 66 2/3% of the outstanding Units of such class (excluding for purposes of such determination any Units of such class owned by the General Partner and its Affiliates) or (b) upon the recommendation of the General Partner and the approval by the holders of at least 66 2/3% of the outstanding Units (excluding for purposes of such determination any Units owned by the General Partner and its Affiliates), the Partnership may be converted into and reconstituted as a trust or any other type of legal entity (the "New Entity") in the manner and on other terms so recommended and approved. In such event, the business of the Partnership shall be continued by the New Entity and the Units shall be converted into equity interests of the New Entity in the manner and on the terms so recommended and approved. Notwithstanding the foregoing, no such reconstitution shall take place unless the Partnership shall have received an Opinion of Counsel to the effect that the liability of the Limited Partners for the debts and obligations of the New Entity shall not, unless such Limited Partners take part in the control of the business of the New Entity, exceed that which otherwise had been applicable to such Limited Partners as limited partners of the Partnership under the Delaware Act.

                                   ARTICLE II

                                  DEFINITIONS

     The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

     "Additional Limited Partner" means a Person admitted to the Partnership as a Limited Partner pursuant to Section 12.4 hereof and who is shown as such on the books and records of the Partnership.

     "Adjusted Capital Account" shall mean the Capital Account maintained for each Partner as of the end of each fiscal year of the Partnership (a) increased by any amounts which such Partner is obligated to restore under the standards set by Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulation Sections 1.704-1T(b)(4)(iv)(f) and 1.704-1T(b)(4)(iv)(h)(5)) and (b) decreased by (i) the amount of all losses and deductions that, as of the end of such fiscal year, are reasonably expected to be allocated to such Partner in subsequent years under Sections 704(e)(2) and 706(d) of the Code and Treasury Regulation Section 1.751-1(b)(2)(ii), and (ii) the amount of all distributions that, as of the end of such fiscal year, are reasonably expected to be made to such Partner in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Partner's Capital Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made (other than increases pursuant to a minimum gain chargeback pursuant to Sections 5.1(d)(i) or 5.1(d)(ii)). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

     "Adjusted Property" means any property the Carrying Value of which has been adjusted pursuant to Section 4.6(d)(i) or (d)(ii) hereof. Once an Adjusted Property is deemed distributed by, and recontributed to, the Partnership for federal income tax purposes upon a termination thereof pursuant to Section 708 of the Code, such property shall thereafter constitute a Contributed Property until the Carrying Value of such property is further adjusted pursuant to
Section 4.6(d)(i) or (d)(ii) hereof.

     "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, the Person in question. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

     "Agreed Allocation" shall mean any allocation, other than a Required Allocation, of an item of income, gain, deduction or loss pursuant to the provisions of Section 5.1, including a Curative Allocation (if appropriate to the context in which the term "Agreed Allocations" is used).

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     "Agreed Value" of any Contributed Property means the fair market value of such property or other consideration at the time of contribution as determined by the General Partner using such reasonable method of valuation as it may adopt; provided, however, that the Agreed Value of any property deemed contributed to the Partnership for federal income tax purposes upon termination and reconstitution thereof pursuant to Section 708 of the Code shall be determined in accordance with Section 4.6(c)(i) hereof. Subject to Section 4.6(c)(i) hereof, the General Partner shall, in its sole discretion, use such method as it deems reasonable and appropriate to allocate the aggregate Agreed Value of Contributed Properties contributed to the Partnership in a single or integrated transaction among each separate property on a basis proportional to their fair market values.

     "Agreement" means this Amended and Restated Agreement of Limited Partnership, as it may be amended, supplemented or restated from time to time.

     "Assignee" means a Non-citizen Assignee or a Person to whom one or more Units have been transferred in a manner permitted under this Agreement and who has executed and delivered a Transfer Application as required by this Agreement, but who has not become a Substituted Limited Partner.

     "Available Cash" means, with respect to any calendar quarter, (a) the sum of:

          (i) the Partnership's net income (or net loss) (excluding gain on the sale of any Capital Asset) for such quarter,

          (ii) the amount of depletion, depreciation, amortization and other noncash charges (less noncash credits) utilized in determining net income of the Partnership for such quarter,

          (iii) the amount of any reduction in reserves of the Partnership of the types referred to in (b)(v) below,

          (iv) proceeds received by the Partnership from the sale of any of the Designated Acres, and

          (v) any Cash from Capital Transactions received by the Partnership during such quarter in specific contemplation that such Cash from Capital Transactions will be used to refund or refinance any payment of Debt of the type specified in clause (b)(i) below which was made in any of the two prior quarters, less (b) the sum of:

          (i) all payments of principal on Debt made by the Partnership in such quarter (excluding any payments of principal on Debt made with Cash from Capital Transactions received by the Partnership during such quarter or the immediately preceding four quarters),

          (ii) capital expenditures made by the Partnership during such quarter (excluding any capital expenditures for such quarter made with Cash from Capital Transactions received by the Partnership during such quarter or the immediately preceding four quarters, and capital expenditures which the General Partner anticipates will be financed with Cash from Capital Transactions to be received by the Partnership prior to the end of the next succeeding quarter),

          (iii) the amount of any capital expenditures, or investments as specified in clause (b)(iv) below, made by the Partnership in the immediately preceding quarter which was anticipated would be financed from Cash from Capital Transactions but which have not been financed from such source prior to the end of the quarter succeeding the quarter in which any such capital expenditure or investment was made,

          (iv) investments in any Subsidiary, Affiliate or any such other entity to the extent that such investments are not otherwise included under clauses (b)(i), (ii) or (iii) above (excluding any such investments made with Cash from Capital Transactions received by the Partnership during such quarter or the immediately preceding four quarters, or which the General Partner anticipates will be made, with Cash from Capital Transactions to be received by the Partnership prior to the end of the next succeeding quarter);

          (v) the amount of any reserves of the Partnership established during such quarter which are necessary or appropriate (A) to provide funds for the future payment of items of the types specified in clauses (b)(i) and
     (b)(ii) above, (B) to provide additional working capital, (C) to provide funds for cash distributions with respect to any one or more of the next four quarters or (D) to provide funds for the future payment of interest in an amount equal to the interest to be accrued in the next quarter.

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provided, however (i) net proceeds to the Partnership from the issuance of SPUs shall be deemed to be Available Cash, and shall be deemed to be received, for purposes of determining Available Cash, during the quarter in respect of which such SPUs are issued, even if such cash is received by the Partnership after the last day of such quarter, and (ii) any disbursements made of the types described in clauses (b)(i)-(iii), or reserves established, in accordance with clause
(b)(v), within 45 days after the end of any quarter as to which SPUs were purchased in respect of such quarter in accordance with the Distribution Support Agreement shall be deemed to be made or established, for purposes of determining Available Cash, within such quarter if the General Partner so determines, provided that the aggregate amount of such disbursements made or reserves established which are so determined as being made within such quarter shall not exceed the aggregate dollar amount of SPUs purchased in respect of such quarter.

     Notwithstanding the foregoing, "Available Cash" shall not take into account any reductions in reserves or disbursements made or reserves established after commencement of the dissolution and liquidation of the Partnership. In determining "Available Cash", (i) all items under clauses (a)(i)-(v) above and all items under clauses (b)(i)-(v) above shall be calculated on a combined basis with any Subsidiary of the Partnership whose income is accounted for on a combined basis with the Partnership and, in accordance therewith, "Available Cash" shall include a percentage of each such item of each such Subsidiary equal to the Partnership's percentage ownership interest in such Subsidiary, provided, however, that the items under clauses (a)(i)-(v) above shall only be included in Available Cash to the extent that the General Partner determines such amount to be legally available for dividends or distributions to the Partnership by such Subsidiary, (ii) the amount of net income and the amount of depletion, depreciation, amortization and other noncash charges utilized in determining net income shall be determined, with respect to the Partnership, by the General Partner in accordance with generally accepted accounting principles and, with respect to any Subsidiary, by its Board of Directors (or by such other body or Person which has the ultimate management authority of such Subsidiary) in accordance with generally accepted accounting principles, (iii) the net income of any Subsidiary shall be determined on an after-tax basis, (iv) the amount of any reductions in, or additions to, reserves for purposes of clauses (a)(iii) and (b)(v) above shall be determined, with respect to the Partnership, by the General Partner in its sole discretion as it deems appropriate and, with respect to any Subsidiary, by its Board of Directors (or by such other body or Person which has the ultimate management authority of such Subsidiary) in its sole discretion as it deems appropriate and (v) any determination of whether any capital expenditures or investments are financed, or anticipated to be financed, with Cash from Capital Transactions for purposes of clauses (b)(ii) and (b)(iv) above shall be made, with respect to the Partnership, by the General Partner in its sole discretion as it deems appropriate and, with respect to any Subsidiary, by its Board of Directors (or by such other body or person which has the ultimate management authority of such Subsidiary) in its sole discretion as it deems appropriate.

     "Base Quarterly Deficiency" means, with respect to any Unit and as to any calendar quarter within the Support Period, the excess, if any, of (a) the Minimum Quarterly Amount, determined with respect to such calendar quarter, over
(b) the amount of any Available Cash, distributed with respect to such calendar quarter, to the holder of such Unit pursuant to Section 5.4(a) hereof.

     "Book-Tax Disparity" shall mean with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner's share of the Partnership's Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner's Capital Account balance as maintained pursuant to Section 4.6 and the hypothetical balance of such Partner's Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

     "Burlington" means Burlington Resources Inc., a Delaware corporation.

     "Business Day" means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States or the State of New York shall not be regarded as a Business Day.

     "Capital Account" means the capital account maintained for a Partner, Assignee or Special Limited Partner pursuant to Section 4.6 hereof.

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     "Capital Asset" means any asset on the Partnership's or Facilities
Subsidiary's balance sheet, as the case may be, other than inventory, accounts receivable or any other current asset and assets disposed of in connection with normal retirements or replacements.

     "Capital Contribution" means any cash, cash equivalents or the Net Agreed Value of Contributed Property which a Partner contributes to the Partnership pursuant to Section 4.1, 4.3, 4.4, 4.6(c)(i), or 13.3(c) hereof.

     "Capital Transactions" means (i) borrowings and sales of debt securities (other than for working capital purposes and other than for items purchased on open account in the ordinary course of business) by the Partnership, (ii) sales of equity interests by the Partnership (other than sales of SPUs) and (iii) sales or other voluntary or involuntary dispositions of any assets of the Partnership (other than (x) sales or other dispositions of inventory in the ordinary course of business, (y) sales or other dispositions of other current assets including receivables and accounts and (z) sales or other dispositions of assets as a part of normal retirements or replacements), in each case prior to the commencement of the dissolution and liquidation of the Partnership provided, that in determining "Cash from Capital Transactions", items (i)-(iii) above shall include, with respect to each Subsidiary of the Partnership whose income is accounted for on a consolidated or combined basis with the Partnership, a percentage of each such item of such Subsidiary equal to the Partnership's percentage ownership interest in such Subsidiary.

     "Carrying Value" means (a) with respect to a Contributed Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, depletion (computed as a separate item of deduction), amortization and cost recovery deductions charged to the Partners' Capital Accounts, and (b) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Sections 4.6(d)(i) and 4.6(d)(ii) hereof, and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.

     "Cash from Capital Transactions" means, at any date, such amounts of cash as are determined by the General Partner to be cash made available to the Partnership from or by reason of a Capital Transaction.

     "Certificate" means a certificate issued by the Partnership evidencing ownership of one or more Partnership Interests.

     "Certificate of Limited Partnership" means the Certificate of Limited Partnership filed with the Secretary of State of the State of Delaware as referenced in Section 6.2 hereof, as such Certificate may be amended and/or restated from time to time.

     "Citizenship Certification" means a properly completed certificate in such form as may be specified by the General Partner by which an Assignee or a Limited Partner certifies that he (and if he is a nominee holding for the account of another Person, that to the best of his knowledge such other Person) is an Eligible Citizen.

     "Closing Date" means the first date on which Units are sold by the Partnership to the Underwriters pursuant to the provisions of the Underwriting Agreement.

     "Closing Price" for any day means the last sale price on such day, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices on such day, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Units of a class are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal National Securities Exchange on which the Units of such class are listed or admitted to trading or, if the Units of a class are not listed or admitted to trading on any National Securities Exchange, the last quoted price on such day or, if not so quoted, the average of the high bid and low asked prices on such day in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, or, if on any such day the Units of a class are not quoted by any such organization, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in the Units of such class

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selected by the Board of Directors of the General Partner, or, if on any such day no market maker is making a market in the Units of such class, the fair value of such Units on such day as determined reasonably and in good faith by the Board of Directors of the General Partner using any reasonable method of valuation.

     "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

     "Contributed Property" means each property or other asset, in such form as may be permitted by the Delaware Act, but excluding cash, contributed to the Partnership (or deemed contributed to the Partnership on termination and reconstitution thereof pursuant to Section 708 of the Code). Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 4.6(d)(i) hereof, such property shall no longer constitute a Contributed Property for purposes of Section 5.1 hereof, but shall be deemed an Adjusted Property for such purposes.

     "Contributing Partner" means each Partner contributing (or deemed to have contributed on termination and reconstitution of the Partnership pursuant to
Section 708 of the Code or otherwise) a Contributed Property.

     "Conversion Date" means with respect to each Deferred Participation Interest, the date on which such Deferred Participation Interest is converted, in accordance with the provisions of Section 5.7, into Units.

     "Cumulative Base Deficiency" means an amount, attributable to any Unit and determined with respect to all preceding calendar quarters, which equals the excess of (a) the sum resulting from adding together the Base Quarterly Deficiency, if any, as to such Unit for each of such preceding calendar quarters within the Support Period, over (b) the sum of any distributions made to the holder of such Unit (or his predecessors) with respect to any preceding calendar quarters pursuant to Section 5.4(b) hereof.

     "Curative Allocation" shall mean any allocation of an item of income, gain, deduction, loss or credit pursuant to the provisions of Section 5.1(d)(xi).

     "Current Market Price" shall have the meaning assigned to such term in
Section 17.1(a) hereof.

     "Debt" means, as to any Person, as of any date of determination, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (b) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person, (c) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person's interest in such property, even though such Person has not assumed or become liable for the payment thereof, (d) lease obligations of such Person which, in accordance with generally accepted accounting principles, should be capitalized, and (e) such other obligations of such Person as the General Partner may determine in its sole discretion are appropriate.

     "Deferred Participation Interest" means, a Partnership Interest issued pursuant to Section 4.3(a) which Partnership Interest confers upon the holder thereof only the rights and obligations specifically provided in Section 5.7 of this Agreement.

     "Delaware Act" means the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. 17-101, et seq., as it may be amended from time to time, and any successor to such statute.

     "Departing Partner" means a former General Partner, as of the effective date of any withdrawal or removal of such former General Partner pursuant to
Section 13.1 hereof.

     "Deposit Account" means the account established by the Depositary pursuant to the Deposit Agreement.

     "Deposit Agreement" means the Deposit Agreement among the General Partner, in its capacity both as General Partner and as attorney-in-fact for the Limited Partners, the Partnership and the Depositary, as it may be amended or restated from time to time.

     "Depositary" means the bank or other institution appointed by the General Partner in its sole discretion to act as depositary for the Depositary Units pursuant to the Deposit Agreement, or any successor to it as depositary.

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     "Depositary Receipt" means a depositary receipt, issued by the Depositary or agents appointed by the Depositary in accordance with the Deposit Agreement, evidencing ownership of one or more Depositary Units.

     "Depositary Unit" means a depositary unit representing a Unit on deposit with the Depositary pursuant to the Deposit Agreement.

     "Designated Acres" means up to an aggregate of 150,000 acres of property owned by the Partnership which may be designated by the General Partner at the time of the sale thereof as constituting Designated Acres (such aggregate number of acres to be determined over the term of the Partnership).

     "Distribution Support Agreement" means the agreement, dated as of the Closing Date, between Burlington and the Partnership relating to the purchase of SPUs.

     "Economic Risk of Loss" shall have the meaning set forth in Treasury Regulation Section 1.704-1T(b)(4)(iv)(k)(1).

     "Eligible Citizen" means a Person qualified to own interests in real property in jurisdictions in which the Partnership does business or proposes to do business from time to time, and whose status as a Limited Partner or Assignee does not or would not subject the Partnership to a substantial risk of cancellation or forfeiture of any of their property or any interest therein.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor to such statute.

     "Facilities Subsidiary" means Plum Creek Manufacturing, Inc., a Delaware corporation, 95% of the common stock of which is held by the Partnership on the Closing Date and 5% of the common stock of which is held by the General Partner on the Closing Date.

     "First Liquidation Target Amount" means an amount, determined with respect to any Unit, which equals, as of the date of its determination, the sum of (a) the Unrecovered Capital, if any, attributable to such Unit, plus (b) the Cumulative Base Deficiency, if any, attributable to such Unit, plus (c) the First Target Amount, with respect to the calendar quarter as to which such determination is made.

     "First Target Amount" means $0.65 per Unit (or, with respect to the period commencing on the Closing Date and ending on June 30, 1989, the product of $0.65 multiplied by a fraction the numerator of which is the number of days in such period and the denominator of which is 91), subject to adjustment in accordance with Sections 5.6 and 9.6 hereof.

     "Fourth Liquidation Target Amount" means an amount, determined with respect to any Unit, which equals, as of the date of its determination, the sum of (a) the Third Liquidation Target Amount, if any, attributable to such Unit, plus (b) the excess, if any, of the Fourth Target Amount over the Third Target Amount, determined with respect to the calendar quarter as to which such determination is made.

     "Fourth Target Amount" means $0.85 per Unit (or, with respect to the period commencing on the Closing Date and ending on June 30, 1989, the product of $0.85 multiplied by a fraction the numerator of which is the number of days in such period and the denominator of which is 91), subject to adjustment in accordance with Sections 5.6 and 9.6 hereof.

     "General Partner" means Plum Creek Management Company, a Delaware corporation, and its successors as general partner of the Partnership.

     "General Partner Equity Value" means, as of any date of determination, the fair market value of the General Partner's Partnership Interest, as determined by the General Partner using whatever reasonable method of valuation it may adopt; provided, however, if any such valuation occurs at a time that the General Partner or an Affiliate of the General Partner holds Management Units, Deferred Participation Interests or Units, such Partnership Interests must be taken into account in determining the General Partner Equity Value.

     "Incentive Distribution" means any amount of cash distributed to the General Partner in its capacity as general partner, pursuant to Sections 5.4(e), 5.4(f), 5.4(g) or 5.4(h) which exceeds that amount equal to 2% of the aggregate amount of cash then being distributed pursuant to such provisions.

     "Indemnitee" means the General Partner, any Departing Partner, any Person who is or was an Affiliate of the General Partner or any Departing Partner, any Person who is or was an officer, director, employee, agent or trustee of the General Partner or any Departing Partner or any Affiliate of the General Partner or Departing Partner, or any Person who is or was serving at the request of the General Partner or any Departing Partner or any Affiliate of the General Partner or Departing Partner as a director, officer, employee, agent or trustee of another Person, including any Subsidiary.

     "Initial Limited Partners" means PCTC and the Underwriters upon being admitted to the Partnership in accordance with Section 4.3 hereof.

     "Initial Offering" means the initial offering of Depositary Units to the public, as described in the Registration Statement.

     "Initial Unit Price" means the initial price per Unit at which the Underwriters will offer the Units to the public for sale as set forth on the cover page of the prospectus first issued at or after the time the Registration Statement filed in connection with the sale of Units contemplated by the Underwriting Agreement first became effective.

     "Issue Price" means the price at which a Unit is purchased from the Partnership, less any sales commission or underwriting discount charged to the Partnership.

     "Limited Partner" means each Initial Limited Partner, each Substituted Limited Partner, each Additional Limited Partner and any Departing Partner upon the change of its status from General Partner to Limited Partner pursuant to
Section 13.3 hereof and, solely for purposes of Articles IV, V and VI hereof and Sections 14.3 and 14.4 hereof, shall include an Assignee and, solely for purposes of Article VII hereof, shall include a Special Limited Partner and holders of Deferred Participation Interests.

     "Limited Partner Equity Value" means, as of any date of determination, the amount equal to the product of (a) the total number of Units outstanding (immediately prior to an issuance of Units or distribution of cash or Partnership property), other than Units held by the General Partner or an Affiliate of the General Partner, multiplied by (b) (i) in the case of a valuation required by Section 4.6(d)(i) (other than valuations caused by sales of a de minimis quantity of Units) the Issue Price or (ii) in the case of a valuation required by Section 4.6(d)(ii) (or a valuation required by Section 4.6(d)(i) caused by sales of a de minimis quantity of Units) the Closing Price.

     "Liquidator" means the General Partner or other Person approved pursuant to
Section 14.3 hereof who performs the functions described therein.

     "Management Unit" means a Unit issued pursuant to Section 4.3(a) which Unit confers upon the holder thereof all of the rights and obligations of a Limited Partner, provided, however, that such Unit will be subject to the provisions of
Section 4.6(c)(ii) hereof if it also constitutes a Restricted Interest.

     "Minimum Gain Attributable to Partner Nonrecourse Debt" means that amount determined in accordance with the principles of Treasury Regulation Section 1.704-1T(b)(4)(iv)(h)(6).

     "Minimum Quarterly Amount" means $0.60 per Unit per calendar quarter (or, with respect to the period commencing on the Closing Date and ending on June 30, 1989, the product of $0.60 multiplied by a fraction, the numerator of which is the number of days in such period and the denominator of which is 91), subject to adjustment in accordance with Sections 5.6 and 9.6 hereof.

     "MQA" means Minimum Quarterly Amount.

     "NASDAQ" means the National Association of Securities Dealers, Inc. Automated Quotation System.

     "National Securities Exchange" means an exchange registered with the Securities and Exchange Commission under Section 6(a) of the Exchange Act.

     "Net Agreed Value" means (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed and (b) in the case of any property distributed to a Partner or Assignee by the Partnership, the Partnership's Carrying Value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Partner or Assignee upon such distribution or to which such property is subject at the time of distribution as determined under Section 752 of the Code.

     "Net Income" shall mean, for any taxable period, the excess, if any, of the Partnership's items of income and gain (other than those items attributable to dispositions constituting Termination Capital Transactions) for such taxable period over the Partnership's items of loss and deduction (other than those items attributable to dispositions constituting Termination Capital Transactions) for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with Section 4.6(b) and shall not include any items specially allocated under Section 5.1(d). Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Income is subjected to a Required Allocation or a Curative Allocation, Net Income or the resulting Net Loss, whichever the case may be, shall be recomputed without regard to such item.

     "Net Loss" shall mean, for any taxable period, the excess, if any, of the Partnership's items of loss and deduction (other than those items attributable to dispositions constituting Termination Capital Transactions) for such taxable period over the Partnership's items of income and gain (other than those items attributable to dispositions constituting Termination Capital Transactions) for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with Section 4.6(b) and shall not include any items specially allocated under Section 5.1(d). Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Loss is subjected to a Required Allocation or a Curative Allocation, Net Loss or the resulting Net Income, whichever the case may be, shall be recomputed without regard to such item.

     "Net Termination Gain" shall mean, for any taxable period, the sum, if positive, of all items of income, gain or loss recognized by the Partnership from Termination Capital Transactions occurring in such taxable period. The items included in the determination of Net Termination Gain shall be determined in accordance with Section 4.6(b) and shall not include any items of income, gain or loss specially allocated under Section 5.1(d). Once an item of income, gain or loss that has been included in the initial computation of Net Termination Gain is subjected to a Required Allocation or a Curative Allocation, Net Termination Gain or the resulting Net Termination Loss, whichever the case may be, shall be recomputed without regard to such item.

     "Net Termination Loss" shall mean, for any taxable period, the sum, if negative, of all items of income, gain or loss recognized by the Partnership from Termination Capital Transactions occurring in such taxable period. The items included in the determination of Net Termination Loss shall be determined in accordance with Section 4.6(b) and shall not include any items of income, gain or loss specially allocated under Section 5.1(d). Once an item of gain or loss that has been included in the initial computation of Net Termination Loss is subjected to a Required Allocation or a Curative Allocation, Net Termination Loss or the resulting Net Termination Gain, whichever the case may be, shall be recomputed without regard to such item.

     "Non-citizen Assignee" means a Person who the General Partner has determined in its sole discretion does not constitute an Eligible Citizen and as to whose Partnership Interest the General Partner has become the Substituted Limited Partner, pursuant to Section 11.5 hereof.

     "Nonrecourse Built-in Gain" shall mean with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or negative pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Sections 5.2(b)(i)(A), 5.2(b)(ii)(A) or 5.2(b)(iv) if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

     "Nonrecourse Deductions" shall mean any and all items of loss, deduction or expenditures (described in Section 705 (a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section
1.704-1T(b)(4)(iv)(b), are attributable to a Nonrecourse Liability.

     "Nonrecourse Liability" shall have the meaning set forth in Treasury Regulation Section 1.704-1T(b)(4)(iv)(k)(3).

     "Notice of Election to Purchase" has the meaning assigned to such term in
Section 17.1(b) hereof.

     "Opinion of Counsel" means a written opinion of counsel (who may be regular counsel to the Partnership or the General Partner) in form and substance acceptable to the General Partner.

     "Organizational Limited Partner" means David D. Leland in his capacity as the organizational limited partner of the Partnership pursuant to this Agreement.

     "outstanding" means all Units or other Partnership Securities, including Deferred Participation Interests, that are issued by the Partnership and reflected as outstanding on the Partnership's books and records as of the date of determination.

     "Partner" means a General Partner, a Limited Partner or a Special Limited Partner and solely for purposes of Articles IV, V and VI hereof and Sections
14.3 and 14.4 hereof shall include an Assignee.

     "Partner Nonrecourse Debt" shall have the meaning set forth in Treasury Regulation Section 1.704-1T(b)(4)(iv)(k)(4).

     "Partner Nonrecourse Deductions" shall mean any and all items of loss, deduction or expenditure (described in Section 705(a)(2)(B) of the Code) in accordance with the principles of Treasury Regulation Section
1.704-1T(b)(4)(iv)(h)(3), are attributable to a Partner Nonrecourse Debt.

     "Partnership" means the limited partnership heretofore formed and continued pursuant to this Agreement, and any successor thereto.

     "Partnership Interest" means the interest of a Partner in the Partnership which, in the case of a Special Limited Partner, a Limited Partner or Assignee, shall include Units, SPUs or Deferred Participation Interests, whichever the case may be.

     "Partnership Minimum Gain" shall mean that amount determined in accordance with the principles of Treasury Regulation Sections 1.704-1T(b)(4)(iv)(a) and 1.704-1T(b)(4)(iv)(c).

     "Partnership Securities" has the meaning assigned to such term in Section 4.4(a) hereof.

     "Partnership Year" means the fiscal year of the Partnership, which shall be the calendar year.

     "PCTC" means Plum Creek Timber Company, Inc., a Delaware corporation and a wholly-owned Subsidiary of Burlington.

     "Per Unit Capital Amount" means, as of any date of determination, the Capital Account, stated on a per Unit basis, underlying any Unit held by a Public Unitholder.

     "Percentage Interest" means, as of the date of such determination, (a) as to the General Partner in its capacity as such, 2%, (b) as to any Limited Partner or Assignee holding Units, the product of (i) 98% multiplied by (ii) the quotient of the number of Units held by such Limited Partner or Assignee divided by the total number of all Units then outstanding; provided, however, that following any issuance of additional Units by the Partnership pursuant to
Section 4.4 hereof, proper adjustment shall be made to the Percentage Interest represented by each Unit to reflect such issuance.

     "Person" means an individual or a corporation, partnership, trust, unincorporated organization, association or other entity.

     "Public Unitholder" means a Person other than the General Partner or any Affiliate of the General Partner who holds Units.

     "Purchase Date" means the date determined by the General Partner as the date for purchase of all outstanding Units (other than Units owned by the General Partner and its Affiliates) pursuant to Section 17.1(b) hereof.

     "Recapture Income" means any gain recognized by the Partnership (computed without regard to any adjustment required by Sections 734 or 743 of the Code) upon the disposition of any property or asset of the

Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

     "Record Date" means the date established by the General Partner for determining (a) the identity of Limited Partners (or Assignees, if applicable) entitled to notice of, or to vote at, any meeting of Limited Partners or entitled to vote by ballot or give approval of Partnership action in writing without a meeting or entitled to exercise rights in respect of any other lawful action of Limited Partners, or (b) the identity of Record Holders entitled to receive any report or distribution.

     "Record Holder" means the Person in whose name a Unit is registered on the books of the Transfer Agent, as of the opening of business on a particular Business Day.

     "Redeemable Units" means any Units for which a redemption notice has been given and has not been withdrawn, under Section 11.6 hereof.

     "Registration Statement" means the Registration Statement on Form S-1 (Registration No. 33-28094), as it has been or as it may be amended or supplemented from time to time, filed by the Partnership with the Securities and Exchange Commission under the Securities Act to register the offering and sale of the Units in the Initial Offering.

     "Required Allocations" shall mean any allocation (or limitation imposed on any allocation) of an item of income, gain, deduction or loss pursuant to (a) the proviso-clauses of Sections 5.1(b)(ii), 5.1(b)(iii) and 5.1(b)(iv) or (b) Sections 5.1(d)(i), 5.1(d)(ii), 5.1(d)(iv), 5.1(d)(v), 5.1(d)(vi), 5.1(d)(vii)
and 5.1(d)(ix), such allocations (or limitations thereon) being directly or indirectly required by the Treasury regulations promulgated under Section 704(b) of the Code.

     "Residual Gain" or "Residual Loss" shall mean any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to the first sentence of Sections 5.2(b)(i)(A) or 5.2(b)(ii)(A) to eliminate Book-Tax Disparities.

     "Restricted Interest" means any Management Unit and any Deferred Participation Interest, prior to its conversion to a Unit pursuant to Section 5.7(b), which is held by a Person who holds both such Management Units and such Deferred Participation Interests. Once any such Unit is transferred and no longer held by a Person who holds both such Management Units and such Deferred Participation Interests, it will no longer constitute a Restricted Interest.

     "Second Liquidation Target Amount" means an amount, determined with respect to any Unit, which equals, as of the date of its determination, the sum of (a) the First Liquidation Target Amount, if any, attributable to such Unit, plus (b) the excess, if any, of the Second Target Amount over the First Target Amount, with respect to the calendar quarter as to which such determination is made.

     "Second Target Amount" means $0.70 per Unit (or, with respect to the period commencing on the Closing Date and ending on June 30, 1989, the product of $0.70 multiplied by a fraction, of which the numerator is equal to the number of days in such period and of which the denominator is 91), subject to adjustment in accordance with Sections 5.6 and 9.6 hereof.

     "Securities Act" means the Securities Act of 1933, as amended, and any successor to such statute.

     "Special Limited Partner" shall mean Burlington or an Affiliate of Burlington upon being issued SPUs by the Partnership or upon transfer of such SPUs to Burlington or such Affiliate of Burlington prior to redemption of all such SPUs issued.

     "Special Limited Partner Book Capital" means, as of any date of determination, the amount equal to the sum of the balances of the Capital Accounts of all Special Limited Partners, determined pursuant to Section 4.6 (prior to any adjustment pursuant to Section 4.6(d) arising upon the present event requiring a valuation of the Partnership's assets).

     "SPU" means a Partnership Interest issued pursuant to Section 4.4 hereof and in accordance with the Distribution Support Agreement, which Partnership Interest shall confer upon the holder thereof only the rights and obligations specifically provided in this Agreement with respect to SPUs (and no other rights otherwise available to holders of a Partnership Interest) and the Distribution Support Agreement.

     "Subsidiary" means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person, and, with respect to the Partnership, shall include the Facilities Subsidiary.

     "Substituted Limited Partner" means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 12.2 hereof in place of and with all the rights of a Limited Partner and who is shown as a Limited Partner on the books and records of the Partnership.

     "Support Period" means the period commencing on the Closing Date and ending on the earlier of June 30, 1994 or such earlier date of termination as provided for in the Distribution Support Agreement.

     "Termination Capital Transaction" shall mean any sale, transfer or other disposition of any Partnership property occurring upon or incident to the liquidation and winding-up of the Partnership pursuant to Article XIV.

     "Third Liquidation Target Amount" means an amount, determined with respect to any Unit, which equals, as of the date of its determination, the sum of (a) the Second Liquidation Target Amount, if any, attributable to such Unit, plus
(b) the excess, if any, of the Third Target Amount over the Second Target Amount, determined with respect to the calendar quarter as to which such determination is made.

     "Third Target Amount" means $0.75 per Unit (or, with respect to the period commencing on the Closing Date and ending on June 30, 1989, the product of $0.75 multiplied by a fraction, of which the numerator is equal to the number of days in such period and of which the denominator is 91), subject to adjustment in accordance with Sections 5.6 and 9.6 hereof.

     "Timberlands Conveyance and Assumption Agreement" means the conveyance agreement between the Partnership and PCTC (or its successors) wherein, among other things, PCTC is to contribute to the Partnership undivided interests in certain timberlands and other assets in exchange for a limited partner interest in the Partnership consisting of 150,000 Management Units and 1,250,000 Deferred Participation Interests.

     "Trading Day" has the meaning assigned to such term in Section 17.1(a) hereof.

     "Transfer Agent" means the Depositary or any bank, trust company or other Person appointed by the Partnership to act as transfer agent for the Units.

     "Transfer Application" means an application and agreement for transfer of Depositary Units in the form set forth on the back of a Depositary Receipt or in a form substantially to the same effect in a separate instrument.

     "Underwriter" means each Person named as an underwriter in the Underwriting Agreement who purchases Units pursuant thereto.

     "Underwriting Agreement" means the Underwriting Agreement among the Underwriters, the Partnership, the General Partner, the Facilities Subsidiary, Plum Creek Timber Company, Inc. and Burlington.

     "Unit" means a Partnership Interest of a Limited Partner or Assignee in the Partnership (not including SPUs and, prior to the termination of the Support Period, not including a Deferred Participation Interest) representing a fractional part of the Partnership Interests of all Limited Partners and Assignees; provided, however, that in the event any class or series of Units issued pursuant to Section 4.4 hereof shall have designations, preferences or special rights such that a Unit of such class or series shall represent a greater or lesser part of the Partnership Interests of all Limited Partners or Assignees than a Unit of any other class or series of Units, the Partnership Interest represented by such class or series of Units shall be determined in accordance with such designations, preferences or special rights. Unless otherwise specifically indicated to the contrary, "Units" includes Depositary Units.

     "Unrealized Gain" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the fair market value of such property (as determined under Section 4.6(d) hereof) as of such date, over (b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 4.6(d) hereof) as of such date.

     "Unrealized Loss" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 4.6(d) hereof) as of such date, over (b) the fair market value of such property (as determined under Section 4.6(d) hereof) as of such date.

     "Unrecovered Capital" means, at any time, (a) with respect to a Unit, the Initial Unit Price, less the sum of all distributions theretofore made in respect of such Unit constituting, and which for purposes of determining the priority of such distribution is treated as constituting, Cash from Capital Transactions, (b) with respect to a SPU, the excess, if any, of (i) the cash amount of the Capital Contribution made pursuant to Section 4.4 in exchange for such SPU, over (ii) any amount previously distributed pursuant to Section 5.4(d) or 13.4 towards the redemption of such SPU and (c) with respect to a Deferred Participation Interest, prior to its conversion into a Unit pursuant to Section 5.7(b), the excess, if any, of (i) the Net Agreed Value of the undivided interest in the Contributed Property conveyed to the Partnership pursuant to
Section 4.3(a) in exchange for such Deferred Participation Interest, over (ii) any amount previously distributed pursuant to Section 13.4 towards the redemption of such Deferred Participation Interest.

                                  ARTICLE III

                                    PURPOSE

     3.1 Purpose and Business. The purpose and nature of the business to be conducted by the Partnership shall be (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Delaware Act, including, without limitation, the acquisition, development, ownership, management, operation, leasing and disposition of timberlands and the production and sale of forest products, (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing, including the ownership of common stock of the Facilities Subsidiary, and (iii) to do anything necessary or incidental to the foregoing (including, without limitation, the making of capital contributions or loans to the Facilities Subsidiary).

     3.2 Powers. The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership.

                                   ARTICLE IV

                             CAPITAL CONTRIBUTIONS

     4.1 Initial Contributions. In order to form the Partnership under the Delaware Act, the General Partner has made an initial Capital Contribution to the Partnership in the amount of $20 and the General Partner has accepted a Capital Contribution to the Partnership in the amount of $980 from the Organizational Limited Partner for an interest in the Partnership, and the Organizational Limited Partner has been admitted as a limited partner of the Partnership.

     4.2 Return of Initial Contribution. As of the Closing Date, after giving effect to the transactions contemplated by Section 4.3 hereof, the interest in the Partnership of the Organizational Limited Partner shall be terminated, the Capital Contribution by the Organizational Limited Partner as an initial Capital Contribution shall be refunded and the Organizational Limited Partner shall withdraw as a limited partner of the Partnership. 98% of any interest or other profit which may have resulted from the investment or other use of such initial Capital Contributions shall be allocated and distributed to the Organizational Limited Partner, the balance thereof shall be allocated and distributed to the General Partner.

     4.3 Initial Limited Partners. (a) Prior to the Closing Date, PCTC shall contribute to the Partnership undivided interests in those assets described in the Timberlands Conveyance and Assumption Agreement in exchange for 150,000 Management Units and 1,250,000 Deferred Participation Interests and, as of the Closing Date, PCTC shall be admitted to the Partnership as an Initial Limited Partner in respect of such Management Units and Deferred Participation Interests.

     (b) On the Closing Date, and as will then be required by the Underwriting Agreement, each Underwriter shall contribute to the Partnership, in exchange for the number of Units then specified in the Underwriting Agreement to be purchased by such Underwriter at such Time of Delivery, an amount in cash equal to the Issue Price for such Units (as then specified in the Underwriting Agreement) multiplied by such number of Units being so purchased. Upon receipt of such Capital Contribution, each Underwriter shall be admitted to the Partnership as an Initial Limited Partner in respect of the Units so issued to it.

     4.4 Issuances of Additional Units and Other Securities. (a) The General Partner is hereby authorized to cause the Partnership to issue, in addition to the Units issued pursuant to Section 4.3 hereof, such additional Units, or classes or series thereof, or options, rights, warrants or appreciation rights relating thereto, or SPUs or any other type of equity security that the Partnership may lawfully issue, any unsecured or secured debt obligations of the Partnership or debt obligations of the Partnership convertible into any class or series of equity securities of the Partnership (collectively, "Partnership Securities"), for any Partnership purpose, at any time or from time to time, to the Partners or to other Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole discretion, all without the approval of any Limited Partners. The General Partner shall have sole discretion, subject to the guidelines set forth in this
Section 4.4 and the requirements of the Delaware Act, in determining the consideration and terms and conditions with respect to any future issuance of Partnership Securities.

     (b) Notwithstanding any provision of this Agreement to the contrary, additional Partnership Securities to be issued by the Partnership pursuant to this Section 4.4 shall be issuable from time to time in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to existing classes and series of Partnership Securities, all as shall be fixed by the General Partner in the exercise of its sole and complete discretion, subject to Delaware law, including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Securities; (ii) the right of each such class or series of Partnership Securities to share in Partnership distributions; (iii) the rights of each such class or series of Partnership Securities upon dissolution and liquidation of the Partnership; (iv) whether such class or series of additional Partnership Securities is redeemable by the Partnership and, if so, the price at which, and the terms and conditions upon which, such class or series of additional Partnership Securities may be redeemed by the Partnership; (v) whether such class or series of additional Partnership Securities is issued with the privilege of conversion and, if so, the rate at which, and the terms and conditions upon which, such class or series of Partnership Securities may be converted into any other class or series of Partnership Securities; (vi) the terms and conditions upon which each such class or series of Partnership Securities will be issued, deposited with the Depositary, evidenced by Depositary Receipts and assigned or transferred; and (vii) the right, if any, of each such class or series of Partnership Securities to vote on Partnership matters, including matters relating to the relative rights, preferences and privileges of each such class or series.

     (c) Notwithstanding the terms of Sections 4.4(a) and 4.4(b) hereof, during the Support Period, the Partnership shall not issue an aggregate of more than 3,750,000 additional Units (excluding for purposes of such determination Units issued pursuant to the Underwriter's over-allotment option) or other Partnership Securities on a parity with the Units with respect to distributions, income, losses or upon liquidation nor shall the Partnership issue any other Partnership Securities having rights to distributions or in liquidation ranking prior or senior to the Units, without the prior approval of a majority of the outstanding Units (excluding Units held by the General Partner and its Affiliates). After the Support Period, the Partnership shall not issue any other Partnership Securities having rights to distributions or in liquidation ranking prior or senior to the Units, without the prior approval of a majority of the outstanding Units (excluding Units held by the General Partner and its Affiliates).

     (d) The General Partner is hereby authorized and directed to take all actions which it deems appropriate or necessary in connection with each issuance of Units, SPUs or other Partnership Securities pursuant to Section 4.4(a) hereof and to amend this Agreement in any manner which it deems appropriate or necessary to provide for each such issuance, to admit Additional Limited Partners in connection therewith and to specify the relative rights, powers and duties of the holders of the Partnership Securities being so issued.

     (e) The General Partner shall do all things necessary to comply with the Delaware Act and is authorized and directed to do all things it deems to be necessary or advisable in connection with any future issuance of Partnership Securities, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any National Securities Exchange on which the Depositary Units or other Partnership Securities are listed for trading.

     4.5 No Preemptive Rights. No Person shall have any preemptive, preferential or other similar right with respect to (a) additional Capital Contributions; (b) issuance or sale of any class or series of Units, SPUs or other Partnership Securities, whether unissued, held in the treasury or hereafter created; (c) issuance of any obligations, evidences of indebtedness or other securities of the Partnership convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase or subscribe to, any such Units or Partnership Securities; (d) issuance of any right of subscription to or right to receive, or any warrant or option for the purchase of, any such Units or Partnership Securities; or (e) issuance or sale of any other securities that may be issued or sold by the Partnership.

     4.6 Capital Accounts. (a) The Partnership shall maintain for each Partner owning Units or Deferred Participation Interests a separate Capital Account with respect to such Units or Deferred Participation Interests, in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions made to the Partnership with respect to such Units or Deferred Participation Interests pursuant to this Agreement and (ii) all items of Partnership income and gain (including income and gain exempt from tax) computed in accordance with Section 4.6(b) hereof and allocated with respect to such Units or Deferred Participation Interests pursuant to Section 5.1 hereof, and decreased by (x) the amount of cash or Net Agreed Value of all actual and deemed distributions of cash or property made with respect to such Units or Deferred Participation Interests pursuant to this Agreement and (y) all items of Partnership deduction and loss computed in accordance with Section 4.6(b) hereof and allocated with respect to such Units or Deferred Participation Interests pursuant to Section 5.1 hereof.

     The Partnership shall maintain for the General Partner a separate Capital Account with respect to its Partnership Interest, held in its capacity as a general partner, in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions made to the Partnership with respect to such Partnership Interest pursuant to this Agreement and (ii) all items of Partnership income and gain (including income and gain exempt from tax) computed in accordance with Section 4.6(b) hereof and allocated with respect to such Partnership Interest pursuant to Section 5.1 hereof, and decreased by (x) the amount of cash or Net Agreed Value of all actual and deemed distributions of cash or property made with respect to such Partnership Interest pursuant to this Agreement and (y) all items of Partnership deduction and loss computed in accordance with Section 4.6(b) hereof and allocated with respect to such Partnership Interest pursuant to Section 5.1.

     The Partnership shall maintain a separate Capital Account with respect to SPUs issued to any Special Limited Partner in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (i) all Capital Contributions made to the Partnership by such Special Limited Partner in exchange for such SPUs and (ii) all items of Partnership income and gain (including income and gain exempt from tax) computed in accordance with Section 4.6(b) hereof and allocated to such Partner pursuant to Section 5.1 hereof, and decreased by (x) the amount of cash or the Net Agreed Value of any property distributed by the Partnership to such Special Limited Partner in redemption of such SPUs, and

(y) all items of Partnership deduction and loss computed in accordance with
Section 4.6(b) and allocated to such Special Limited Partner pursuant to Section 5.1.

     (b) For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Partners' Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including any method of depreciation, cost recovery or amortization used for that purpose), provided, that:

          (i) All fees and other expenses incurred by the Partnership to promote the sale of (or to sell) a Partnership Interest that can neither be deducted nor amortized under Section 709 of the Code, if any, shall, for purposes of Capital Account maintenance, be treated as an item of deduction at the time such fees and other expenses are incurred and shall be allocated among the Partners pursuant to Section 5.1 hereof.

          (ii) Except as otherwise provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership and, as to those items described in Section 705(a)(1)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes.

          (iii) Any income, gain or loss attributable to the taxable disposition of any Partnership property (including any disposition of a timber interest) shall be determined as if the adjusted basis of such property (or, in the case of certain timber dispositions, the "adjusted depletion basis" of such timber) as of such date of disposition were equal in amount to the Partnership's Carrying Value with respect to such property as of such date. The adjusted basis or adjusted depletion basis, whichever the case may be, determined upon sales or other dispositions of timber units included in a timber account shall not, in the aggregate, exceed the Partnership's total Carrying Value with respect to all of the timber units included in such timber account.

          (iv) In accordance with the requirements of Section 704(b) of the Code, any deductions for depreciation, cost recovery or amortization attributable to any Contributed Property shall be determined as if the adjusted basis of such property as of the date it was acquired by the Partnership was equal to the Agreed Value of such property. Upon an adjustment pursuant to Section 4.6(d) hereof to the Carrying Value of any Partnership property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined (A) as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment and (B) using a rate of depreciation, cost recovery or amortization derived from the same method and useful life (or, if applicable, the remaining useful life) as is applied for federal income tax purposes; provided, however, that, if the asset has a zero adjusted basis for federal income tax purposes, depreciation, cost recovery or amortization deductions shall be determined using any reasonable method that the General Partner may adopt.

          (v) Any depletion deductions separately determined, in accordance with the principles of Section 611 of the Code, with respect to a separate timber account shall be computed as if the aggregate adjusted basis of the timber units included in such timber account on the date of such determination was equal in amount to the Partnership's Carrying Value with respect to such timber account as of such date. The depletion allowance separately determined with respect to a timber account shall not, in the aggregate, exceed the Partnership's total Carrying Value with respect to all of the timber units included in such timber account. This provision shall only apply to depletion separately stated as an item of deduction, as opposed to depletion amounts treated as a reduction of amounts realized or included as a cost of goods sold (which depletion amounts are the subject of Section 4.6(b)(iii)).

          (vi) If the Partnership's adjusted basis in a depreciable or cost recovery property is reduced for federal income tax purposes pursuant to
     Section 48(q)(1) or 48(q)(3) of the Code, the amount of such reduction shall solely for purposes hereof be deemed to be an additional depreciation or cost recovery deduction in the year such property is placed in service and shall be allocated among the Partners pursuant to Section 5.1 hereof. Any restoration of such basis pursuant to
     Section 48(q)(2) of the Code shall, to the extent possible, be allocated in the same manner to the Partners to whom such deemed deduction was allocated.

     (c)(i) Except as otherwise provided in Sections 4.6(c)(ii) and 4.6(c)(iii), a transferee of a Partnership Interest shall succeed to a pro rata portion of the Capital Account of the transferor relating to the Partnership Interest so transferred; provided, however, that, if the transfer causes a termination of the Partnership under Section 708(b)(1)(B) of the Code, the Partnership's properties shall be deemed to have been distributed in liquidation of the Partnership to the Partners (including the transferee of a Partnership Interest) pursuant to Sections 14.3 and 14.4 and recontributed by such Partners in reconstitution of the Partnership. In such event, the Carrying Values of the Partnership properties shall be adjusted immediately prior to such deemed distribution pursuant to Section 4.6(d)(ii) hereof and such adjusted Carrying Values shall then constitute the Agreed Values of such properties upon such deemed contribution to the reconstituted Partnership. The Capital Accounts of such reconstituted Partnership shall be maintained in accordance with the principles of this Section 4.6.

     (ii) Immediately prior to the sale, exchange or other disposition of a Restricted Unit by the General Partner or an Affiliate of the General Partner, the Capital Account maintained with respect to such Restricted Units for such Person shall be allocated between the Restricted Units transferred and the Restricted Units retained by such Person in the manner provided herein below:

          (A) In the case of a transfer, to either an unaffiliated third party or an Affiliate, of Deferred Participation Interests which constitute Restricted Units to the transferor, the Capital Account maintained with respect to the transferor's Restricted Units will (1) first, be allocated to the Management Units retained, if any, in an amount equal to the product of (a) the number of such Management Units retained and (b) the Per Unit Capital Amount, (2) second, be allocated to the Deferred Participation Interests transferred in an amount equal to the product of (a) the number of such Deferred Participation Interests transferred and (b) the Per Unit Capital Amount and (3) third, any remaining balance in the Capital Account will be allocated to the Deferred Participation Interests retained. Following any such allocation, the transferor's Capital Account, if any, will have a balance equal to the sum of the amounts allocated under clauses
     (1) and (3) hereinabove, and the transferee's Capital Account established with respect to the transferred Deferred Participation Interests will have a balance equal to the amount allocated under clause (2) hereinabove.

          (B) In the case of a transfer, to either an unaffiliated third party or an Affiliate, of Management Units which constitute Restricted Units to the transferor, the Capital Account maintained with respect to the transferor's Restricted Units will (1) first, be allocated to the Management Units transferred in an amount equal to the product of (a) the number of such Management Units transferred and (b) the Per Unit Capital Amount, and (2) second, any remaining balance in the Capital Account will be allocated to the Restricted Units retained. Following any such allocation, the transferor's Capital Account, if any, will have a balance equal to the amount allocated under clause (2) hereinabove and the transferee's Capital Account established with respect to the transferred Management Units will have a balance equal to the amount allocated under clause (1) hereinabove.

     (iii) Immediately prior to the sale, exchange or other disposition of a Deferred Participation Interest (not otherwise constituting a Restricted Unit) by the General Partner or an Affiliate of the General Partner, the Capital Account maintained for such Person with respect to such Units will (1) first, be allocated to the Deferred Participation Interests transferred in an amount equal to the product of (a) the number of such Deferred Participation Interests transferred and (b) the Per Unit Capital Amount, and (2) second, any remaining balance in such Capital Account will be retained by the transferor, regardless of whether it has retained any Deferred Participation Interests. Following any such allocation, the transferor's Capital Account, if any, maintained with respect to the retained Deferred Participation Interests, if any, will have a balance equal to the amount allocated under clause (2) hereinabove, and the transferee's Capital Account established with respect to the transferred Deferred Participation Interests will have a balance equal to the amount allocated under clause (1) hereinabove.

     (d)(i) Consistent with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(f), on an issuance of additional Units for cash or Contributed Property or the conversion of the General Partner's Partnership Interest to Units pursuant to Section 13.3(b), the Capital Accounts of all Partners and the Carrying Value of each Partnership property immediately prior to such issuance shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property immediately prior to such issuance and had been allocated to the Partners at such time pursuant to Section 5.1 hereof. In determining such Unrealized Gain or Unrealized Loss the aggregate cash amount and fair market value of all Partnership assets (including cash or cash equivalents) immediately prior to the issuance of Partnership Interests shall be determined by the General Partner using such reasonable method of valuation as it may adopt; provided, however, the General Partner, in arriving at such valuation, must take fully into account the Limited Partner Equity Value, the General Partner Equity Value, and the Special Limited Partner Book Capital, at such time. The General Partner shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines in its sole discretion to be reasonable) to arrive at a fair market value for individual properties.

     (ii) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), immediately prior to any actual or deemed distribution to a Partner of any Partnership property (other than a distribution of cash that is not in redemption or retirement of a Partnership Interest), the Capital Accounts of all Partners and the Carrying Value of such Partnership property shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized in a sale of each such property immediately prior to such distribution for an amount equal to its fair market value, and had been allocated to the Partners, at such time, pursuant to Section 5.1 hereof. Any Unrealized Gain or Unrealized Loss attributable to such property shall be allocated in the same manner as Net Termination Gain or Net Termination Loss pursuant to Section 5.1(c) hereof; provided, however, that, in making any such allocation, Net Termination Gain or Net Termination Loss actually realized shall be allocated first and; provided, further, that in allocating any Unrealized Gain upon the constructive termination resulting from the Initial Offering,
Section 5.1(c)(i)(B) will be applied as if it required that 100% of such Unrealized Gain be allocated among the Limited Partners, in accordance with their respective Percentage Interests. In determining such Unrealized Gain or Unrealized Loss the aggregate cash amount and fair market value of all Partnership assets (including cash or cash equivalents) immediately prior to a distribution shall (A) in the case of a deemed distribution occurring as a result of a termination of the Partnership pursuant to Section 708 of the Code, be determined and allocated in the manner provided in Section 4.6(d)(i) or (B) in the case of a liquidating distribution pursuant to Section 14.3 or 14.4, be determined and allocated by the Liquidator using such reasonable methods of valuation as it may adopt. Notwithstanding anything to the contrary provided herein, the preceding provisions of this subsection 4.6(d)(ii) shall not be applied to distributions of cash in redemption or retirement of a Partnership Interest (and no such adjustment shall be made) unless the adjustment therein described is necessary to maintain the economic uniformity of the Units within each class of publicly traded Units.

     4.7 Interest. No interest shall be paid by the Partnership on Capital Contributions or on balances in Partners' Capital Accounts.

     4.8 No Withdrawal. No Partner shall be entitled to withdraw any part of his Capital Contribution (including with respect to SPUs) or his Capital Account or to receive any distribution from the Partnership, except as provided in
Section 4.2 hereof, and Articles V, XIII and XIV hereof.

     4.9 Loans from Partners. Loans by a Partner to the Partnership shall not constitute Capital Contributions. If any Partner shall advance funds to the Partnership in excess of the amounts required hereunder to be contributed by it to the capital of the Partnership, the making of such excess advances shall not result in any increase in the amount of the Capital Account of such Partner. The amount of any such excess advances shall be a debt obligation of the Partnership to such Partner and shall be payable or collectible only out of the Partnership assets in accordance with the terms and conditions upon which such advances are made.

     4.10 No Fractional Units. No fractional Units shall be issued by the Partnership.

     4.11 Splits and Combinations. (a) Subject to Section 4.11(d) hereof, the General Partner may make a pro rata distribution of Units or Partnership Securities to all Record Holders or may effect a subdivision or combination of Units or other Partnership Securities; provided, however, that after any such distribution, subdivision or combination, each Partner shall have the same Percentage Interest in the Partnership as before such distribution, subdivision or combination.

     (b) Whenever such a distribution, subdivision or combination of Units or Partnership Securities is declared, the General Partner shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice of the distribution, subdivision or combination at least 20 days prior to such Record Date, to each Record Holder as of the date not less than 10 days prior to the date of such notice. The General Partner also may cause a firm of independent public accountants selected by it to calculate the number of Units to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The General Partner shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

     (c) Promptly following any such distribution, subdivision or combination, the General Partner may cause Depositary Receipts to be issued to the Record Holders of Units as of the applicable Record Date representing the new number of Units held by such Record Holders, or the General Partner may adopt such other procedures as it may deem appropriate to reflect such distribution, subdivision or combination; provided, however, that in the event any such distribution, subdivision or combination results in a smaller total number of Units outstanding, the General Partner shall require, as a condition to the delivery to a Record Holder of such new Depositary Receipt, the surrender of any Depositary Receipt held by such Record Holder immediately prior to such Record Date.

     (d) The Partnership shall not issue fractional Units upon any distribution, subdivision or combination of Units. If a distribution, subdivision or combination of Units would result in the issuance of fractional Units but for the provisions of Section 4.10 and this Section 4.11(d), each fractional Unit shall be rounded to the nearest whole Unit (and a 0.5 Unit shall be rounded to the next higher Unit).

                                   ARTICLE V

                         ALLOCATIONS AND DISTRIBUTIONS

     5.1 Allocations For Capital Account Purposes. For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership's items of income, gain, loss and deduction (computed in accordance with Section 4.6(b) hereof) shall be allocated among the Partners in each taxable year (or portion thereof) as provided herein below.

          (a) Net Income. After giving effect to the special allocations set forth in Section 5.1(d), all items of income, gain, loss and deduction taken into account in computing Net Income for such taxable period shall be allocated in the same manner as such Net Income is allocated hereunder:

             (i) First, 100% to the General Partner until the aggregate Net Income allocated to the General Partner pursuant to this Section 5.1(a)(i) for the current taxable year and all previous taxable years is equal to the aggregate Net Losses allocated to the General Partner pursuant to Section 5.1(b)(v) for all previous taxable years;

             (ii) Second, 100% to Partners holding Deferred Participation Interests, in the proportion of the number of Deferred Participation Interests held by each such Partner to the total number of Deferred Participation Interests then outstanding, until the aggregate Net Income allocated to such Partners pursuant to this Section 5.1(a)(ii) for the current taxable year and all previous taxable years is equal to the aggregate Net Losses allocated to such Partners pursuant to Section 5.1(b)(iv) for all previous taxable years;

             (iii) Third, 100% to the Special Limited Partners, in the proportion of the number of SPUs held by each such Partner to the total number of SPUs then outstanding, until the aggregate Net Income allocated to the Special Limited Partners pursuant to this Section 5.1(a)(iii) for the current taxable year and all previous taxable years is equal to the aggregate Net Losses allocated to the Special Limited Partners pursuant to Section 5.1(b)(iii) for all previous taxable years;

             (iv) Fourth, 100% to the Limited Partners, in accordance with their respective Percentage Interests, until the aggregate Net Income allocated to the Limited Partners pursuant to this Section 5.1(a)(iv) for the current taxable year and all previous taxable years is equal to the aggregate Net Losses allocated to the Limited Partners pursuant to
        Section 5.1(b)(ii) for all previous taxable years; and

             (v) Fifth, the balance, if any, 100% to the General Partner and the Limited Partners in accordance with their respective Percentage Interests.

          (b) Net Losses. After giving effect to the special allocations set forth in Section 5.1(d), all items of income, gain, loss and deduction taken into account in computing Net Losses for such taxable period shall be allocated in the same manner as such Net Losses are allocated hereunder:

             (i) First, 100% to the General Partner and the Limited Partners, in accordance with their respective Percentage Interests, until the aggregate Net Losses allocated pursuant to this Section 5.1(b)(i) for the current taxable year and all previous taxable years is equal to the aggregate Net Income allocated to such Partners pursuant to Section 5.1(a)(v) for all previous taxable years;

             (ii) Second, 100% to the Limited Partners, in accordance with their respective Percentage Interests; provided, that Net Losses shall not be allocated pursuant to this Section 5.1(b)(ii) to the extent that such allocation would cause any Limited Partner to have a deficit balance in its Adjusted Capital Account at the end of such taxable year (or increase any existing deficit balance in its Adjusted Capital Account);

             (iii) Third, 100% to the Special Limited Partners, in the proportion of the number of SPUs held by each such Partner to the total number of SPUs then outstanding; provided, that Net Losses shall not be allocated pursuant to this Section 5.1(b)(iii) to the extent that such allocation would cause any Special Limited Partner to have a deficit balance in its Adjusted Capital Account at the end of such taxable year (or increase any existing deficit balance in its Adjusted Capital Account);

             (iv) Fourth, if such taxable period ends prior to the conversion of the last outstanding Deferred Participation Interest, pursuant to
        Section 5.7(b) hereof, 100% to the Partners holding Deferred Participation Interests, in the proportion of the number of Deferred Participation Interests held by each such Partner to the total number of Deferred Participation Interests then outstanding; provided, that Net Losses shall not be allocated pursuant to this Section 5.1(b)(iv) to the extent that such allocation would cause any Partner holding such Deferred Participation Interests to have a deficit balance in its Adjusted Capital Account at the end of such taxable year (or increase any existing deficit balance in its Adjusted Capital Account); and

             (v) Fifth, the balance, if any, 100% to the General Partner.

          (c) Net Termination Gains and Losses. After giving effect to the special allocations set forth in Section 5.1(d), all items of gain and loss taken into account in computing Net Termination Gain or Net Termination Loss for such taxable period shall be allocated in the same manner as such Net Termination Gain or Net Termination Loss is allocated hereunder. All allocations under this Section 5.1(c) shall be made after Capital Account balances have been adjusted by all other allocations provided under this
     Section 5.1 and after all distributions of Available Cash provided under
     Section 5.4 have been made with respect to the taxable period ending on the Liquidation Date.

             (i) If a Net Termination Gain is recognized (or deemed recognized pursuant to Section 4.6(d)) from Termination Capital Transactions, such Net Termination Gain shall be allocated between the General Partner and the Limited Partners in the following manner (and the Capital Accounts of the Partners shall be increased by the amount so allocated in each of the following subclauses, in the order listed, before an allocation is made pursuant to the next succeeding subclause):

                (A) First, to each Partner having a deficit balance in its Capital Account, in the proportion of such deficit balance to the deficit balances in the Capital Accounts of all Partners, until each such Partner has been allocated Net Termination Gain equal to any such deficit balance in its Capital Account;

                (B) Second, 98% to the Limited Partners, in accordance with their respective Percentage Interests, and 2% to the General Partner until each Limited Partner's Capital Account (determined on a per Unit basis) in respect of its Units is equal to the sum of (1) the Unrecovered Capital attributable to each such Unit plus (2) the Cumulative Base Deficiency, if any, attributable to each such Unit;

                (C) Third, 98% to the Limited Partners, in accordance with their respective Percentage Interests, and 2% to the General Partner until each Limited Partner's Capital Account (determined on a per Unit basis) in respect of its Units is equal to the First Liquidation Target Amount, determined with respect to each such Unit;

                (D) Fourth, if such Termination Capital Transaction occurs (or is deemed to occur) prior to the conversion of the last outstanding Deferred Participation Interest, pursuant to Section 5.7(b) hereof, 100% to the Partners holding such Deferred Participation Interests, in the ratio of the number of Deferred Participation Interests held by each such Partner to the total number of Deferred Participation Interests then outstanding, in the amount which will increase the Capital Account balance of each such Partner maintained with respect to such Deferred Participation Interests to that amount which equals its Unrecovered Capital attributable to such Deferred Participation Interests, determined for the taxable year (or portion thereof) to which this allocation of gain relates;

                (E) Fifth, if such Termination Capital Transaction occurs (or is deemed to occur) prior to the redemption of all SPUs then outstanding, 100% to the Special Limited Partners holding such SPUs, in the proportion of the number of SPUs held by each such Partner to the total number of SPUs then outstanding, in the amount which will increase the Capital Account balance of each such Special Limited Partner maintained with respect to such SPUs to that amount which equals its Unrecovered Capital attributable to such SPUs, determined for the taxable year (or portion thereof) to which this allocation of gain relates;

                (F) Sixth, 88% to the Limited Partners, in accordance with their respective Percentage Interests, and 12% to the General Partner until each Limited Partner's Capital Account (determined on a per Unit basis) is equal to the Second Liquidation Target Amount, determined with respect to each such Unit;

                (G) Seventh, 78% to the Limited Partners, in accordance with their respective Percentage Interests, and 22% to the General Partner until each Limited Partner's Capital Account (determined on a per Unit basis) is equal to the Third Liquidation Target Amount, determined with respect to each such Unit;

                (H) Eighth, 68% to the Limited Partners, in accordance with their respective Percentage Interests, and 32% to the General Partner until each Limited Partner's Capital Account (determined on a per Unit basis) is equal to the Fourth Liquidation Target Amount, determined with respect to each such Unit; and

                (I) Finally, the balance if any, 63% to all Limited Partners, in accordance with their respective Percentage Interests, and 37% to the General Partner.

             (ii) If a Net Termination Loss is recognized (or deemed recognized pursuant to Section 4.6.(d)) from Termination Capital Transactions, such Net Termination Loss shall be allocated to the Partners in the following manner:

                (A) First, 100% to the General Partner and the Limited Partners in proportion to, and to the extent of, the positive balances in their respective Capital Accounts;

                (B) Second, if such Termination Capital Transaction occurs (or is deemed to occur) prior to the redemption of all SPUs outstanding, 100% to the Special Limited Partners, in the proportion of the number of SPUs held by each such Partner to the total number of SPUs then outstanding, to the extent of the positive balances in their respective Capital Accounts maintained with respect to such SPUs;

                (C) Third, if such Termination Capital Transaction occurs (or is deemed to occur) prior to the conversion of the last outstanding Deferred Participation Interest, pursuant to Section 5.7(b) hereof, 100% to the Partners holding Deferred Participation Interests, in the proportion of the number of Deferred Participation Interests held by each such Partner to the total number of Deferred Participation Interests then outstanding, to the extent of the positive balances in their respective Capital Accounts maintained with respect to such Deferred Participation Interests; and

                (D) Fourth, the balance, if any, 100% to the General Partner.

          (d) Special Allocations.  Notwithstanding any other provision of this
     Section 5.1, the following special allocations shall be made for such taxable period:

             (i) Partnership Minimum Gain Chargeback. Notwithstanding any other provision of this Section 5.1, if there is a net decrease in Partnership Minimum Gain during any Partnership taxable period, each Partner shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in proportion to, and to the extent of, an amount equal to the greater of (A) the portion of such Partner's share of the net decrease in Partnership Minimum Gain during such taxable period that is allocable (in accordance with the principles set forth in Treasury Regulation Section 1.704-1T(b)(4)(iv)(e)(2)) to the disposition of Partnership property subject to one or more Nonrecourse Liabilities of the Partnership, or (B) the deficit balance in such Partner's Adjusted Capital Account at the end of such taxable period (modified, as appropriate, by Treasury Regulation Section 1.704-1T(b)(4)(iv)(e)(2)). The items to be so allocated shall be determined in accordance with Treasury Regulation Section 1.704-1T(b)(4)(iv)(e) and, for purposes of this Section 5.1(d), each Partner's Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 5.1(d) with respect to such taxable period. This Section 5.1(d)(i) is intended to comply with the Partnership Minimum Gain chargeback requirement in Treasury Regulation Section 1.704-1T(b)(iv)(4)(e) and shall be interpreted consistently therewith.

           (ii) Chargeback of Minimum Gain Attributable to Partner Nonrecourse Debt. Notwithstanding the other provisions of this Section 5.1 (other than Section 5.1(d)(i)), if there is a net decrease in Minimum Gain Attributable to Partner Nonrecourse Debt during any Partnership taxable period, any Partner with a share of Minimum Gain Attributable to Partner Nonrecourse Debt at the beginning of such taxable period shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in proportion to, and to the extent of, an amount equal to the greater of (A) the portion of such Partner's share of the net decrease in the Minimum Gain Attributable to Partner Nonrecourse Debt that is allocable (in accordance with the principles set forth in Treasury Regulation Section 1.704-1T(b)(4)(iv)(h)(4)) to the disposition of Partnership property subject to such Partner Nonrecourse Debt, or (B) the deficit balance in such Partner's Adjusted Capital Account at the end of such taxable period (modified, as appropriate, by Treasury Regulation Section 1.704-1T(b)(4)(iv)(h)(4)). The items to be so allocated shall be determined in a manner consistent with the principles of Treasury Regulation Section 1.704-

        1T(b)(4)(iv)(e) and, for purposes of this Section 5.1(d), each Partner's Adjusted Capital Account balance shall be determined and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 5.1(d), other than Section 5.1(d)(i), with respect to such taxable period. This
        Section 5.1(d)(ii) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulation Section 1.704-1T(b)(4)(iv)(h)(4) and shall be interpreted consistently therewith.

             (iii) Priority Allocations. All or a portion of the remaining items of Partnership gross income or gain for the taxable period, if any, shall be allocated 100% to the General Partner until the aggregate amount of such items allocated to the General Partner under this paragraph (iii) for the current taxable period and all previous taxable periods is equal to the cumulative amount of cash distributed to the General Partner as an Incentive Distribution from the Closing Date to a date 45 days after the end of the current taxable period.

             (iv) Qualified Income Offset. Except as provided in Sections 5.1(d)(i) and 5.1 (d)(ii), in the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6) (modified, as appropriate, by Treasury Regulation Sections 1.704-1T(b)(4)(iv)(e)(3) and 1.704-1T(b)(4)(iv)(h)(4)), items of Partnership income and gain shall be specifically allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury regulations, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible; provided, that an allocation pursuant to this
        Section 5.1(d)(iv) shall be made only if and to the extent that such Partner would have a deficit balance in its Adjusted Capital Account after all other allocations provided in this Section 5.1 have been tentatively made as if this Section 5.1(d)(iv) was not in the Agreement.

             (v) Gross Income Allocations. In the event any Partner has a deficit balance in its Capital Account at the end of any Partnership taxable period that is in excess of the sum of (A) the amount such Partner is obligated to restore pursuant to any provision of this Agreement and (B) the amount such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulation Sections 1.704-1T(b)(4)(iv)(f) and 1.704-1T(b)(4)(iv)(h)(5), such
        Partner shall be specially allocated items of Partnership gross income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 5.1(d)(v) shall be made only if and to the extent that such Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Section 5.1 have been tentatively made as if Section 5.1(d)(iv) hereof and this Section 5.1(d)(v) were not in the Agreement.

             (vi) Nonrecourse Deductions. Nonrecourse Deductions for any taxable period shall be allocated to the Partners in accordance with their respective Percentage Interests. If the General Partner determines in its good faith discretion that the Partnership's Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury regulations promulgated under
        Section 704(b) of the Code, the General Partner is authorized, upon notice to the Limited Partners, to revise the prescribed ratio to the numerically closest ratio which does satisfy such requirements.

             (vii) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any taxable period shall be allocated 100% to the Partner that bears the Economic Risk of Loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-1T(b)(4)(iv)(h). If more than one Partner bears the Economic Risk of Loss with respect to a Partner Nonrecourse Debt, such Partner Nonrecourse Deductions attributable thereto shall be allocated between or among such Partners in accordance with the ratios in which they share such Economic Risk of Loss.

           (viii) Nonrecourse Liabilities.  For purposes of Treasury Regulation
        Section 1.752-1T(e)(ii)(C), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (A) the amount of Partnership Minimum Gain and (B) the total amount of Nonrecourse Built-in Gain shall be allocated among the Partners in accordance with their respective Percentage Interests.

             (ix) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury regulations.

             (x) Economic Uniformity. At the election of the General Partner with respect to any taxable period or portion thereof, all or a portion of the items of Partnership gross income, gain or expense for such taxable period or portion thereof, if any, shall be allocated 100% to each Partner holding Deferred Participation Interests during such period or portion thereof, in the proportion of the number of Deferred Participation Interests held by such Partner to the total number of Deferred Participation Interests then outstanding, until each such Partner has been allocated an amount of gross income, gain or expense which adjusts the Capital Account maintained with respect to such Interests to an amount equal to the product of (A) the number of Deferred Participation Interests held by such Partner and (B) the Per Unit Capital Amount. The purpose of this allocation is to establish uniformity between the Capital Accounts underlying Deferred Participation Interests and the Capital Accounts underlying Units held by Public Unitholders. This allocation method for establishing such economic uniformity will only be available to the General Partner if the method for allocating the Capital Account maintained with respect to the Deferred Participation Interests between the transferred and retained Deferred Participation Interests pursuant to Section 4.6(c)(iii) is not applicable or does not otherwise provide such economic uniformity to the Deferred Participation Interests. Notwithstanding anything to the contrary provided herein, the provisions of this subsection shall be applied to the General Partner not later than with respect to the taxable period or portion of period ending on the date of the temination of the Support Period.

             (xi) Curative Allocation. (A) Notwithstanding any other provision of this Section 5.1, other than the Required Allocations, the Required Allocations shall be taken into account in making the Agreed Allocations so that, to the extent possible, the net amount of items of income, gain, loss and deduction allocated to each Partner pursuant to the Required Allocations and the Agreed Allocations, together, shall be equal to the net amount of such items that would have been allocated to each such Partner under the Agreed Allocations had the Required Allocations and this Curative Allocation not otherwise been provided in this Section 5.1. Notwithstanding the preceding sentence, Required Allocations relating to (1) Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partnership Minimum Gain and (2) Partner Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Minimum Gain Attributable to Partner Nonrecourse Debts. Allocations pursuant to this Section 5.1(d)(xi)(A) shall only be made with respect to Required Allocations to the extent the General Partner reasonably determines that such allocations will otherwise be inconsistent with the economic agreement among the Partners. Further, allocations pursuant to this Section 5.1(d)(xi)(A) shall be deferred with respect to allocations pursuant to clauses (1) and (2) hereof to the extent the General Partner reasonably determines that such allocations are likely to be offset by subsequent Required Allocations.

             (xii) Notwithstanding the other provisions of this Section 5.1(d) (other than paragraphs (i) and (ii)) all or a portion of the remaining items of Partnership gross income or gain for the taxable period, if any, shall be allocated to each Partner who has received a deemed distribution of Available Cash pursuant to Section 9.7 hereof until the aggregate amount of such items allocated to each such Partner under this paragraph (xii) for the current taxable period and all previous taxable periods is equal to the cumulative amount of cash deemed distributed to such Partner pursuant to Section 9.7 for the current taxable period and all previous periods.

             (B) The General Partner shall have reasonable discretion, with respect to each taxable period, to (1) apply the provisions of Section 5.1(d)(xi)(A) hereof in whatever order is most likely to minimize the economic distortions that might otherwise result from the Required Allocations, and (2) divide all allocations pursuant to Section 5.1(d)(xi)(A) hereof among the Partners in a manner that is likely to minimize such economic distortions.

                (xii) Restorative Allocation. (A) in the event (1) the allocation described in Section 5.1(d)(x) is made pursuant to such Section; (2) a Termination Capital Transaction occurs after such allocation, but prior to the temrination of the Support Period; and (3) as a result thereof there is a Net Termination Gain allocable to periods ending on or prior to the end of the Support Period, then all or a portion of the items of Partnership gross income or gain, if any, for the taxable year in which such Termination Capital Transaction occurs, shall be allocated pro rata to Partners holding Units, until the allocation of gain or income that would have been made to the General Partner absent the allocation made pursuant to this Section 5.1(d)(xii)(A) has instead been made to the holders of Units up to an amount equal to the amount of the allocation previously made pursuant to Section 5.1(d)(x). If the allocation of gain or income to Partners holding Units pursuant to the preceding sentence is less than the amount of the allocation previously made pursuant to Section 5.1(d)(x), then an amount of Partnership loss or deduction for such taxable year equal to such difference shall be allocated to the General Partner.

                (B) In the event (1) the allocation described in Section 5.1(d)(x) is made pursuant to such Section; (2) a Termination Capital Transaction occurs after such allocation, but prior to the termination of the Support Period; and (3) as a result thereof there is a Net Termination Loss allocable to periods ending on or prior to the end of the Support Period, then all or a portion of the items of Partnership loss or deduction, if any, for the taxable year in which such Termination Capital Transaction occurs, shall be allocated to the General Partner, until the allocation of loss or deduction that would have been made to the Partners holding Units absent the allocation made pursuant to this Section 5.1(d)(xii)(B) has instead been made to the General Partner up to an amount equal to the amount of the allocation previously made pursuant to Section 5.1(d)(x).

     5.2 Allocations for Tax Purposes. (a) Except as otherwise provided herein, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Section 5.1 hereof.

     (b) In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, depreciation, depletion and cost recovery deductions shall be allocated for federal income tax purposes among the Partners as follows:

          (i) (A) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners in the manner provided under
     Section 704(c) of the Code that takes into account the variation between the Agreed Value of such property and its adjusted basis at the time of contribution; and (B) except as otherwise provided in Section 5.2(b)(iv), any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 5.1.

          (ii) (A) In the case of an Adjusted Property, such items shall (1) first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Section 4.6(d)(i) or (ii), and (2) second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with Section 5.2(b)(i)(A); and (B) except as otherwise provided in Section 5.2(b)(iv), any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 5.1.

          (iii) Except as otherwise provided in Section 5.2(b)(iv), all other items of income, gain, loss and deduction shall be allocated among the Partners in the same manner as their correlative item of "book" gain or loss is allocated pursuant to Section 5.1.

          (iv) Any items of income, gain, loss or deduction otherwise allocable under Section 5.2(b)(i)(B), 5.2(b)(ii)(B) or 5.2(b)(iii) shall be subject to allocation by the General Partner in a manner designed to eliminate, to the maximum extent possible, Book-Tax Disparities in a Contributed Property or Adjusted Property otherwise resulting from the application of the "ceiling" limitation (under Section 704(c) of the Code or Section 704(c) principles) to the allocations provided under Section 5.2(b)(i)(A) or 5.2(b)(ii)(A).

     (c) For the proper administration of the Partnership and for the preservation of uniformity of the Units (or any class or classes thereof), the General Partner shall have sole discretion to (i) adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions; (ii) make special allocations for federal income tax purposes of income (including gross income) or deductions; and (iii) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of Treasury regulations under Section 704(b) or Section 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of the Units (or any class or classes thereof). The General Partner may adopt such conventions, make such allocations and make such amendments to this Agreement as provided in this
Section 5.2(c) only if such conventions, allocations or amendments would not have a material adverse effect on the Partners, the holders of any class or classes of Units issued and outstanding or the Partnership, and if such allocations are consistent with the principles of Section 704 of the Code.

     (d) The General Partner in its sole discretion may determine to depreciate the portion of an adjustment under Section 743(b) of the Code attributable to unrealized appreciation in any Adjusted Property (to the extent of the unamortized Book-Tax Disparity) using a predetermined rate derived from the depreciation method and useful life applied to the Partnership's common basis of such property, despite the inconsistency of such approach with Proposed Treasury Regulation Section 1.168-2(n) and Treasury Regulation Section 1.167(c)-1(a)(6). If the General Partner later determines that such reporting position cannot reasonably be taken, the General Partner may adopt a depreciation convention under which all purchasers acquiring Units in the same month would receive depreciation, based upon the same applicable rate as if they had purchased a direct interest in the Partnership's property. If the General Partner chooses not to utilize such aggregate method, the General Partner may use any other reasonable depreciation convention to preserve the uniformity of the intrinsic tax characteristics of any Units that would not have a material adverse effect on the Limited Partners or the Record Holders of any class or classes of Units.

     (e) Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to this Section 5.2 be characterized as Recapture Income in the same proportions and to the same extent as such Partners have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

     (f) All items of income, gain, loss, deduction and credit recognized by the Partnership for federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code which may be made by the Partnership; provided, however, that such allocations once made, shall be adjusted as necessary or appropriate to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.

     (g) Each item of Partnership income, gain, loss and deduction attributable to a transferred Partnership Interest shall, for federal income tax purposes, be determined on an annual basis and prorated on a monthly basis and shall be allocated to the Partners as of the opening of the New York Stock Exchange on the first Business Day of each month; provided, however, that (i) except as otherwise provided in clause (ii), such items for the period beginning on the Closing Date and ending on the last day of the month in which the Closing Date occurs shall be allocated to Partners as of the opening of the New York Stock Exchange on the first Business Day of the next succeeding month or (ii) if the Underwriters' over-allotment option is exercised, such items for the period beginning on the Closing Date and ending on the last day of the month in which the Second Time of Delivery (as defined in the Underwriting Agreement) occurs shall be allocated to the Partners as of the opening of the New York Stock Exchange on the first Business Day of the next succeeding month; and provided, further, that gain or loss on a sale or other disposition of any assets of the Partnership other than in the ordinary course of business shall be allocated to the Partners as of the opening of the New York Stock Exchange on the first Business Day of the month in which such gain or loss is recognized for federal income tax purposes. The General Partner may revise, alter or otherwise modify such methods of allocation as it determines necessary, to the extent permitted or required by Section 706 of the Code and the regulations or rulings promulgated thereunder.

     (h) Allocations that would otherwise be made to a Limited Partner under the provisions of this Article V shall instead be made to the beneficial owner of Units held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with Section 6031(c) of the Code or any other method acceptable to the General Partner in its sole discretion.

     5.3 Requirement and Characterization of Distributions. Within 60 days following the end of each calendar quarter (or following the period from the Closing Date to June 30, 1989) an amount equal to 100% of Available Cash with respect to such quarter (or period) shall be distributed in accordance with this
Article V by the Partnership to the Partners, as of the Record Date selected by the General Partner in its reasonable discretion. The foregoing shall not modify in any respect the provisions of Section 4.2 hereof regarding the distribution of any interest or other profit on the initial Capital Contributions referred to therein. The General Partner shall have the right to determine in its sole discretion whether a particular distribution of cash consists of Available Cash or Cash From Capital Transactions and the amount of cash in each such category, except to the extent it is established that such determination is contrary to any of the express provisions in this Agreement. Except as otherwise provided in
Section 5.5(b), the Partnership shall not be obligated to make distributions of Cash From Capital Transactions and the General Partner shall have the right to cause the Partnership to use Cash From Capital Transactions for any purpose the General Partner deems necessary or desirable, including but not limited to, purchase of Units in the public market, in privately negotiated transactions or otherwise (and in no event shall the General Partner be obligated to cause such purchases to be made on a pro rata basis or to afford every Limited Partner an equal opportunity to participate in the transactions involved).

     5.4 Distributions. Available Cash with respect to any calendar quarter shall be distributed as follows:

          (a) First, 98% to the Limited Partners, in accordance with their respective Percentage Interests, and 2% to the General Partner until there has been distributed in respect of each of the outstanding Units an amount equal to the Minimum Quarterly Amount;

          (b) Second, 98% to the Limited Partners, in accordance with their respective Percentage Interests, and 2% to the General Partner until there has been distributed in respect of each of the outstanding Units an amount equal to any Cumulative Base Deficiency existing as of the end of such quarter;

          (c) Third, 98% to the Limited Partners, in accordance with their respective Percentage Interests, and 2% to the General Partner until there has been distributed in respect of each of the outstanding Units an amount equal to the excess of the First Target Amount over the Minimum Quarterly Amount;

          (d) Fourth, 100% to the Special Limited Partners, in proportion to the Unrecovered Capital balance attributable to the respective SPUs held by them, to the extent necessary to redeem any and all then outstanding SPUs at a price equal to the Unrecovered Capital attributable thereto;

          (e) Fifth, 88% to the Limited Partners, in accordance with their respective Percentage Interests, and 12% to the General Partner until there has been distributed in respect of each of the outstanding Units an amount equal to the excess of the Second Target Amount over the First Target Amount;

          (f) Sixth, 78% to the Limited Partners, in accordance with their respective Percentage Interests, and 22% to the General Partner until there has been distributed in respect of each of the outstanding Units an amount equal to the excess of the Third Target Amount over the Second Target Amount;

          (g) Seventh, 68% to the Limited Partners, in accordance with their respective Percentage Interests and 32% to the General Partner until there has been distributed in respect of each of the outstanding Units an amount equal to the Fourth Target Amount over the Third Target Amount; and

          (h) Finally, the balance, if any, 63% to the Limited Partners, in accordance with their respective Percentage Interests, and 37% to the General Partner.

     5.5 Distributions of Cash from Capital Transactions. (a) Cash from Capital Transactions which the General Partner determines in accordance with Section 5.3 to distribute shall be distributed, unless the provisions of Section 5.5(b) hereof require otherwise, 98% to the Limited Partners, in accordance with their respective Percentage Interests, and 2% to the General Partner until the Limited Partners have received, since the Closing Date through such date, distributions of Available Cash that are deemed to be Cash from Capital Transactions in an aggregate amount equal to the product obtained by multiplying (i) the Initial Unit Price by (ii) 12,500,000 (increased by the number of Units, if any, issued pursuant to exercise of the Underwriters' over-allotment option). Thereafter, any Cash from Capital Transactions shall be distributed in accordance with
Section 5.4.

     (b) If one or more Capital Transactions shall occur in any taxable year, then (except as otherwise provided below) the General Partner shall be required to make a distribution of Cash from Capital Transactions on or before the April 1st next following the end of the taxable year in which such Capital Transactions occur in accordance with the following procedures:

          (i) The General Partner shall determine the net capital gain and net ordinary income recognized by the Partnership (without taking account of any Code Section 743 adjustments) for federal income tax purposes from all Capital Transactions during such year, and shall then determine the portion of such net capital gain and net ordinary income allocable to Units purchased by the Underwriters pursuant to the Underwriting Agreement for federal income tax purposes. Such portion of any net capital gain or net ordinary income shall then be divided by the number of Units purchased by the Underwriters pursuant to the Underwriting Agreement.

          (ii) The General Partner shall then cause the Partnership to distribute to the Partners, in accordance with their respective Percentage Interests, cash until an amount has been distributed pursuant hereto with respect to every Unit outstanding on the Record Date established by the General Partner with respect to such distribution equal to 125% of the federal income tax liability that would be due with respect to the "net capital gain" and "net ordinary income" attributed to each outstanding Unit on the Record Date for the distribution to be made pursuant to the preceding sentence (assuming for such purpose that the maximum effective federal income tax rates for individuals, relating to either long-term capital gain or ordinary income, whichever the case may be, applied to all holders of Units at the time of such recognition without regard to any recapture of lower rates or alternative minimum tax rate).

          (iii) No distribution of Cash from Capital Transactions shall be required by this Section 5.5(b) with respect to any tax year if the amount otherwise distributable for such taxable year under this Section 5.5(b) does not exceed $0.10 per Unit, or if such distribution shall be prohibited by requirements binding upon the Partnership or any Subsidiary at the time such distribution would otherwise be required (including but not limited to any such requirement imposed by any loan agreement then in effect).

5.6  Adjustment of Minimum Quarterly Amount, Unrecovered Capital,
Cumulative Base Deficiency and Target Amounts. (a) The Minimum Quarterly Amount, Unrecovered Capital, Cumulative Base Deficiency, First Target Amount, Second Target Amount, Third Target Amount and Fourth Target Amount shall be proportionately adjusted in the event of any distribution, combination or subdivision (whether effected by a distribution payable in Units or otherwise) of Units or Partnership Securities in accordance with Section 4.11 hereof. In the event of a distribution of Cash from Capital Transactions, the Minimum Quarterly Amount, First Target Amount, Second Target Amount, Third Target Amount and Fourth Target Amount shall be adjusted proportionately downward to equal the product of the otherwise applicable Minimum Quarterly Amount, First Target Amount, Second Target Amount, Third Target Amount and Fourth Target Amount, as the case may be, by a fraction, of which the numerator is the Unrecovered Capital immediately after giving effect to such distribution and of which the denominator is the Unrecovered Capital immediately prior to giving effect to such distribution.

     (b) The Minimum Quarterly Amount, First Target Amount, Second Target Amount, Third Target Amount and Fourth Target Amount shall also be subject to adjustment pursuant to Section 9.6 hereof.

     5.7 Special Provisions Relating to the Deferred Participation Interests. (a) During the Support Period, the holder of a Deferred Participation Interest shall not be entitled to any cash distributions and shall only possess the rights and obligations specifically provided in this Agreement with respect to a Deferred Participation Interest (and no other rights otherwise available to a holder of a Partnership Interest).

     (b) Immediately upon the expiration of the Support Period, the General Partner shall take all reasonable steps necessary, based on advice of counsel, including the application of Sections 4.6(c)(ii), 4.6(c)(iii) and 5.1(d)(x); provided, however, that no such steps may be taken that would have a material adverse effect on the Limited Partners or the Record Holders of any class or classes of Units, to ensure that each Deferred Participation Interest has, as a substantive matter, like intrinsic economic and federal income tax characteristics, in all material respects, to the intrinsic economic and federal income tax characteristics of a Unit then outstanding, and each Deferred Participation Interest shall, upon the expiration of the Support Period, automatically convert to a Unit and from that time forward shall constitute a Unit for all purposes under this Agreement.


                                   ARTICLE VI

                      MANAGEMENT AND OPERATION OF BUSINESS

     6.1 Management. (a) The General Partner shall conduct, direct and exercise full control over all activities of the Partnership. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership shall be exclusively vested in the General Partner, and no Limited Partner shall have any right of control or management power over the business and affairs of the Partnership. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to
Section 6.3 hereof, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 hereof and to effectuate the purposes set forth in Section 3.1 hereof including, without limitation, (i) the making of any expenditures, the borrowing of money, the guaranteeing of indebtedness and other liabilities, the issuance of evidences of indebtedness and the incurring of any obligations it deems necessary for the conduct of the activities of the Partnership; (ii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;
(iii) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any assets of the Partnership or the merger or other combination of the Partnership with or into another entity (all of the foregoing subject to any prior approval which may be required by Section 6.3 hereof); (iv) the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation, the financing of the conduct of the operations of the Partnership or any Subsidiary, the lending of funds to other persons (including any Subsidiary) and the repayment of obligations of the Partnership and any Subsidiary and the making of capital contributions to any Subsidiary; (v) the negotiation and execution on any terms deemed desirable in its sole discretion and the performance of any contracts, conveyances or other instruments that it considers useful or necessary to the conduct of the Partnership operations or the implementation of its powers under this Agreement;
(vi) the distribution of Partnership cash; (vii) the selection and dismissal of employees and agents (including, without limitation, employees having titles such as "president", "vice president", "secretary" and "treasurer") and agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;
(viii) the maintenance of such insurance for the benefit of the Partnership and the Partners as it deems necessary or appropriate; (ix) the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to any Subsidiary from time to time); (x) the control of any matters affecting the rights and obligations of the Partnership, including the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation; (xi) the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness and the securing of same by mortgage, deed of trust or other lien or encumbrance, the bringing and defending of actions at law or in equity and the indemnification of any Person against liabilities and contingencies to the extent permitted by law; (xii) the entering into listing agreements with the New York Stock Exchange and any other securities exchange and delisting some or all of the Units from, or requesting that trading be suspended on, any such exchange (subject to any prior approval which may be required under Section 1.6 hereof); (xiii) the undertaking of any action in connection with the Partnership's investment in any Subsidiary (including, without limitation, the contribution or loan by the Partnership to any Subsidiary of funds); and (xiv) the undertaking of any action in connection with the Partnership's direct or indirect investment in any Subsidiary.

     (b) Each of the Partners and each other Person who may acquire an interest in Units hereby approves, ratifies and confirms the execution, delivery and performance by the parties thereto of the Deposit Agreement, the Underwriting Agreement, and the other agreements described in the Registration Statement, and agrees that the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions and such other agreements described in the Registration Statement on behalf of the Partnership without any further act, approval or vote of the Partners or the other Persons who may acquire an interest in Units, notwithstanding any other provision of this Agreement, the Delaware Act or any applicable law, rule or regulation. None of the execution, delivery or performance by the General Partner, the Partnership or any Affiliate of any of them of any agreement authorized or permitted under this Agreement shall constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

     6.2 Certificate of Limited Partnership. The General Partner has filed the Certificate of Limited Partnership with the Secretary of State of the State of Delaware as required by the Delaware Act and shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware or any other state in which the Partnership may elect to do business or own property. To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate of Limited Partnership and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware or any other state in which the Partnership may elect to do business or own property. Subject to the terms of Section 7.5(a) hereof, the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership or any amendment thereto to any Limited Partner.

     6.3 Restrictions on General Partner's Authority. (a) The General Partner may not, without the written approval of the specific act by all of the Limited Partners or by other written instrument executed and delivered by all of the Limited Partners subsequent to the date of this Agreement, take any action in contravention of this Agreement, including, without limitation, (i) take any act that would make it impossible to carry on the ordinary business of the Partnership, except as otherwise provided in this Agreement; (ii) possess Partnership property, or assign any rights in specific Partnership property, for other than a Partnership purpose; (iii) admit a person as a Partner, except as otherwise provided in this Agreement; (iv) amend this Agreement in any manner, except as otherwise provided in this Agreement; or (v) transfer its interest as General Partner of the Partnership, except as otherwise provided in this Agreement.

     (b) Except as provided in Article XIV hereof, the General Partner may not sell, exchange or otherwise dispose of all or substantially all of the Partnership's assets in a single transaction or a series of related transactions (including by way of merger, consolidation or other combination with any other Person) or approve on behalf of the Partnership the sale, exchange or other disposition of all or substantially all of the assets of the Facilities Subsidiary, without the approval of at least 66 2/3% of the outstanding Units (excluding any Units owned by the General Partner and its Affiliates) during the Support Period and thereafter without the approval of at least a majority of the outstanding Units (excluding any Units owned by the General Partner and its Affiliates); provided, however, that this provision shall not preclude or limit the mortgage, pledge, hypothecation or grant of a security interest in all or substantially all of the Partnership's assets and shall not apply to any forced sale of any or all of the Partnership's assets pursuant to the foreclosure of, or other realization upon, any such encumbrance.

     (c) Unless approved by the affirmative vote of the holders of at least
66 2/3% of each class of outstanding Units and the affirmative vote of the holders of at least a majority of outstanding Units excluding for purposes of such determination any Units owned by the General Partner and its Affiliates, the General Partner shall not take any action or refuse to take any reasonable action the effect of which, if taken or not taken, as the case may be, would be to cause the Partnership to be treated for federal income tax purposes as an association taxable as a corporation.

     (d) At all times while serving as the general partner of the Partnership, the General Partner will not make any dividend or distribution on, or repurchase any stock or take any other action if the effect of such dividend or distribution, repurchase or other action would be to reduce its net worth below an amount necessary to receive an Opinion of Counsel that the Partnership will be treated as a partnership for federal income tax purposes.

     6.4  Reimbursement of the General Partner.  (a) Except as provided in this
Section 6.4 and elsewhere in this Agreement, the General Partner shall not be compensated for its services as general partner of the Partnership.

     (b) The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole discretion, for (i) all direct and indirect expenses it incurs or payments it makes on behalf of the Partnership (including amounts paid to any Person to perform services to or for the Partnership) and (ii) that portion of the General Partner's or its Affiliates' legal, accounting, investor communications, utilities, telephone, secretarial, travel, entertainment, bookkeeping, reporting, data processing, office rent and other office expenses (including overhead charges), salaries, fees and other compensation and benefit expenses of employees, officers and directors, other administrative or overhead expenses and all other expenses, in each such case, necessary or appropriate to the conduct of the Partnership's business and allocable to the Partnership or otherwise incurred by the General Partner in connection with operating the Partnership's business (including, without limitation, expenses allocated to the General Partner by its Affiliates). The General Partner shall determine the fees and expenses that are allocable to the Partnership in any reasonable manner determined by the General Partner in its sole discretion. Such reimbursements shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to
Section 6.7 hereof.

     (c) Subject to Section 4.4(c) hereof, the General Partner in its sole discretion and without the approval of the Limited Partners may propose and adopt on behalf of the Partnership, employee benefit plans (including, without limitation, plans involving the issuance of Units), for the benefit of employees of the General Partner, the Partnership, any Subsidiary or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership or any Subsidiary.

     6.5 Outside Activities. (a) After the Closing Date, the General Partner shall not, for so long as it is the general partner of the Partnership, enter into or conduct any business nor incur any debts or liabilities except in connection with or incidental to (i) its performance of the activities required or authorized by this Agreement or described in or contemplated by the Registration Statement and (ii) the acquisition, ownership or disposition of the partnership interest in the Partnership or its equity interest in any Subsidiary.

     (b) Except as described in the Registration Statement or provided in
Section 6.5(a) hereof, no Indemnitee shall be expressly or implicitly restricted or proscribed pursuant to this Agreement or the partnership relationship established hereby from engaging in other activities for profit, whether in the businesses engaged in by the Partnership or anticipated to be engaged in by the Partnership or otherwise, including, without limitation, those businesses described in or contemplated by the Registration Statement. Neither the Partnership, any Limited Partner nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby or thereby in any business ventures of any Indemnitee, and, except as set forth in the Registration Statement, such Indemnitees shall have no obligation to offer any interest in any such business ventures to the Partnership, any Limited Partner or any such other Person. The General Partner and any other Persons affiliated with the General Partner may acquire Units or Partnership Securities, in addition to those acquired by any of such Persons on the Closing Date, and shall be entitled to exercise all rights of an Assignee or Limited Partner, as applicable, relating to such Units or Partnership Securities, as the case may be.

     6.6 Contracts with Affiliates. (a) The Partnership may lend or contribute to any Subsidiary, and any other Subsidiary may borrow funds, on terms and conditions established in the sole discretion of the General Partner. The foregoing authority shall be exercised by the General Partner in its reasonable discretion and shall not create any right or benefit in favor of any Subsidiary or any other Person. The Partnership may not lend funds to the General Partner or any of its Affiliates.

     (b) The General Partner may itself, or may enter into an agreement with any of its Affiliates to, render services to the Partnership. Any services rendered to the Partnership by the General Partner or any of its Affiliates shall be on terms that are fair and reasonable to the Partnership. The provisions of Section
6.4 hereof shall apply to the rendering of services described in this Section 6.6(b).

     (c) The Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law.

     (d) Neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 6.6(d) shall be deemed to be satisfied as to any transactions described in or contemplated by the Registration Statement.

     6.7 Indemnification. (a) To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, each Indemnitee shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as (x) the General Partner, a Departing Partner or any of their Affiliates, (y) an employee, partner, agent or trustee of the General Partner, any Departing Partner or any of their Affiliates or (z) a Person serving at the request of the Partnership in another entity in a similar capacity, provided that in each case the Indemnitee acted in good faith and in the manner which such Indemnitee believed to be in, or not opposed to, the best interests of the Partnership and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Indemnitee acted in a manner contrary to that specified above. Any indemnification pursuant to this Section 6.7 shall be made only out of the assets of the Partnership.

     (b) To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 6.7.

     (c) The indemnification provided by this Section 6.7 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity.

     (d) The Partnership may purchase and maintain insurance, on behalf of the General Partner and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

     (e) For purposes of this Section 6.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute "fines" within the meaning of Section 6.7(a); and action taken or omitted by it with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants, and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interests of the Partnership.

     (f) In no event may an Indemnitee subject the Limited Partners or the Special Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

     (g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

     (h) The provisions of this Section 6.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

     (i) No amendment, modification or repeal of this Section 6.7 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligation of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 6.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

     6.8 Liability of Indemnitees. (a) Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Partnership, Limited Partners, Special Limited Partners or to any Persons who have acquired interests in the Units for losses sustained or liabilities incurred as a result of any act or omission if such Indemnitee acted in good faith.

     (b) Subject to its obligations and duties as General Partner set forth in
Section 6.1(a) hereof, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

     (c) Any amendment, modification or repeal of this Section 6.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations or the liability to the Partnership, the Limited Partners and the Special Limited Partners of the General Partner, their directors, officers, partners and employees under this Section 6.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

     6.9 Resolution of Conflicts of Interest. (a) Unless otherwise expressly provided in this Agreement, whenever a potential conflict of interest exists or arises between the General Partner or any of its Affiliates, on the one hand, and the Partnership or any Partner, on the other hand, any resolution or course of action in respect of such conflict of interest shall be permitted and deemed approved by all Partners, and shall not constitute a breach of this Agreement, of any agreement contemplated herein, or of any duty stated or implied by law or equity, if the resolution or course of action is or, by operation of this Agreement, is deemed to be fair and reasonable to the Partnership. Any such resolution or course of action in respect of any conflict of interest shall not constitute a breach of this Agreement, of any other agreement contemplated herein, or of any duty stated or implied by law or equity, if such resolution or course of action is fair and reasonable to the Partnership. The General Partner shall be authorized in connection with its resolution of any conflict of interest to consider (i) the relative interests of any party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interest; (ii) any customary or accepted industry practices; (iii) any applicable generally accepted accounting practices or principles; and (iv) such additional factors as the General Partner determines in its sole discretion to be relevant, reasonable or appropriate under the circumstances. Nothing contained in this Agreement, however, is intended to nor shall it be construed to require the General Partner to consider the interests of any Person other than the Partnership. In the absence of bad faith by the General Partner, the resolution, action or terms so made, taken or provided by the General Partner with respect to such matter shall not constitute a breach of this Agreement or any other agreement contemplated herein or a breach of any standard of care or duty imposed herein or therein or under the Delaware Act or any other law, rule or regulation.

     (b) Whenever this Agreement or any other agreement contemplated hereby provides that the General Partner or any of its Affiliates is permitted or required to make a decision (i) in its "discretion" or under a grant of similar authority or latitude, the General Partner or such Affiliate shall be entitled to consider only such interests and factors as it desires and shall have no duty or obligation to give any consideration to any interest of, or factors affecting, the Partnership or any Limited Partner, or (ii) in "good faith" or under another express standard, the General Partner or such Affiliate shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated hereby.

     (c) Whenever a particular transaction, arrangement or resolution of a conflict of interest is required under this Agreement to be "fair and reasonable" to any Person, the fair and reasonable nature of such transaction, arrangement or resolution shall be considered in the context of all similar or related transactions.

     6.10 Other Matters Concerning the General Partner. (a) The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

     (b) The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion (including an Opinion of Counsel) of such Persons as to matters which such General Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

     (c) The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.

     6.11 Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

     6.12 Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.


                                  ARTICLE VII

                   RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

     7.1 Limitation of Liability. The Limited Partners and the Organizational Limited Partner shall have no liability under this Agreement except as expressly provided in this Agreement or the Delaware Act.

     7.2 Management of Business. No Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner or any of its Affiliates, in its capacity as such) shall take part in the operation, management or control (within the meaning of the Delaware Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner or any of its Affiliates, in its capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

     7.3 Outside Activities. Subject to the provisions of Section 6.5 hereof, which shall continue to be applicable to the Persons referred to therein, regardless of whether such Persons shall also be Limited Partners or Assignees, any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership. Neither the Partnership nor any Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee.

     7.4 Return of Capital. No Limited Partner shall be entitled to the withdrawal or return of his Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein. Except to the extent provided by Article V hereof or as otherwise expressly provided in this Agreement, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions.

     7.5 Rights of Limited Partners Relating to the Partnership. (a) In addition to other rights provided by this Agreement or by applicable law, and except as limited by Section 7.5(b) hereof, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership, upon reasonable demand and at such Limited Partner's own expense:

          (i) to obtain true and full information regarding the status of the business and financial condition of the Partnership;

          (ii) promptly after becoming available, to obtain a copy of the Partnership's federal, state and local income tax returns for each year;

          (iii) to have furnished to him, upon notification to the General Partner, a current list of the name and last known business, residence or mailing address of each Partner;

          (iv) to have furnished to him, upon notification to the General Partner, a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Limited Partnership and all amendments thereto have been executed;

          (v) to obtain true and full information regarding the amount of cash and a description and statement of the Agreed Value of any other Capital Contribution by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner; and

          (vi) to obtain such other information regarding the affairs of the Partnership as is just and reasonable.

     (b) Notwithstanding any other provision of this Section 7.5, the General Partner may keep confidential from the Limited Partners for such period of time as the General Partner determines in its sole discretion to be reasonable, any information that the General Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or which the Partnership is required by law or by agreements with unaffiliated third parties to maintain confidentiality.


                                  ARTICLE VIII

                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

     8.1 Records and Accounting. The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership's business including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 7.5(a) hereof. Any records maintained by or on behalf of the Partnership in the regular course of its business, including the record of the Record Holders and Assignees of Units, Depositary Units or Partnership Securities, books of account and records of Partnership proceedings, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial reporting purposes, on an accrual basis in accordance with generally accepted accounting principles.

     8.2 Fiscal Year. The fiscal year of the Partnership shall be the calendar year.

     8.3 Reports. (a) As soon as practicable, but in no event later than 120 days after the close of each Partnership Year, the General Partner shall cause to be mailed to each Record Holder of a Unit as of a date selected by the General Partner in its sole discretion, an annual report containing financial statements of the Partnership for such Partnership Year, presented in accordance with generally accepted accounting principles, including a balance sheet and statements of operations, Partners' equity and changes in financial position, such statements to be audited by a firm of independent public accountants selected by the General Partner.

     (b) As soon as practicable, but in no event later than 45 days after the close of each calendar quarter except the last calendar quarter of each year, the General Partner shall cause to be mailed to each Record Holder of a Unit, as of a date selected by the General Partner in its sole discretion, a report containing unaudited financial statements of the Partnership and such other information as may be required by applicable law, regulation or rule of any National Securities Exchange on which the Units are listed for trading, or as the General Partner determines to be appropriate.

                                   ARTICLE IX

                                  TAX MATTERS

     9.1 Preparation of Tax Returns. The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within 90 days of the close of each taxable year, the tax information reasonably required by Unitholders for federal and state income tax reporting purposes. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for federal income tax purposes. The taxable year of the Partnership shall be the calendar year.

     9.2 Tax Elections. Except as otherwise provided herein, the General Partner shall, in its sole discretion, determine whether to make any available election pursuant to the Code; provided, however, that the General Partner shall make the election under Section 754 of the Code in accordance with applicable regulations thereunder. The General Partner shall have the right to seek to revoke any such election (including, without limitation, the election under Section 754 of the Code) upon the General Partner's determination in its sole discretion that such revocation is in the best interests of the Limited Partners and Assignees. For purposes of computing the adjustments under Section 743(b) of the Code, the General Partner shall be authorized (but not required) to adopt a convention whereby the price paid by a transferee of Units will be deemed to be the lowest quoted trading price of the Units on any National Securities Exchange on which such Units are traded during the calendar month in which such transfer is deemed to occur pursuant to Section 5.2(g) hereof without regard to the actual price paid by such transferee.

     9.3 Tax Controversies. Subject to the provisions hereof, the General Partner is designated the Tax Matters Partner (as defined in Section 6231 of the Code), and is authorized and required to represent the Partnership (at the Partnership's expense) in connection with all examinations of the Partnership's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Partner or Assignee agrees to cooperate with the General Partner and to do or refrain from doing any or all things reasonably required by the General Partner to conduct such proceedings.

     9.4 Organizational Expenses. The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a 60-month period as provided in Section 709 of the Code.

     9.5 Withholding. Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines in its sole discretion to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Partnership is required to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner or Assignee (including by reason of Section 1446 of the Code), the amount withheld shall be treated as a distribution of cash pursuant to Section 5.3 hereof in the amount of such withholding from such Partner.

     9.6 Entity-Level Taxation. If legislation is enacted which causes the Partnership to become treated as an association taxable as a corporation for federal income tax purposes, then with respect to any calendar quarter, the Minimum Quarterly Amount, the First Target Amount, Second Target Amount, Third Target Amount or Fourth Target Amount, as the case may be, shall be equal to the product of (i) the amount of such distribution multiplied by (ii) 1 minus the sum of (x) the highest marginal federal corporate income tax rate for the Partnership Year in which such quarter occurs (expressed as a percentage) plus
(y) the effective overall state and local income tax rate (expressed as a percentage) applicable to the Partnership for the calendar year next preceding the calendar year in which such quarter occurs (after taking into account the benefit of any deduction allowable for federal income tax purposes with respect to the payment of state and local income taxes). Such effective overall state and local income tax rate shall be determined for the calendar year next preceding the first calendar year during which the Partnership is taxable for federal income tax purposes as a corporation or as an association taxable as a corporation by determining such rate as if the Partnership had been subject to such state and local taxes during such preceding calendar year.

     9.7 Entity-Level Deficiency Collections. If the Partnership is required by applicable law to pay any federal, state or local income tax on behalf of any Partner or Assignee or any former Partner or Assignee (i) the General Partner shall pay such tax on behalf of such Partner or Assignee or former Partner or Assignee from the funds of the Partnership; (ii) any amount so paid on behalf of any Partner or Assignee shall constitute a distribution of Available Cash to such Partner or Assignee pursuant to Section 5.3 hereof; and (iii) to the extent any such Partner or Assignee (but not a former Partner or Assignee) is not then entitled to such distribution under this Agreement, the General Partner shall be authorized, without the approval of any Partner or Assignee, to amend this Agreement insofar as is necessary to maintain the uniformity of intrinsic tax characteristics as to all Units and to make subsequent adjustments to distributions in a manner which, in the reasonable judgment of the General Partner, will make as little alteration in the priority and amount of distributions otherwise applicable under this Agreement, and will not otherwise alter the distributions to which Partners and Assignees are entitled under this Agreement. If the Partnership is permitted (but not required) by applicable law to pay any such tax on behalf of any Partner or Assignee or former Partner or Assignee, the General Partner shall be authorized (but not required) to pay such tax from the funds of the Partnership and to take any action consistent with this Section 9.7. The
General Partner shall be authorized (but not required) to take all necessary or appropriate actions to collect all or any portion of a deficiency in the payment of any such tax which relates to prior periods which is attributable to Persons who were Limited Partners or Assignees when such deficiencies arose, from such Persons.

     9.8 Opinions of Counsel. Notwithstanding any other provision of this Agreement, if the Partnership is taxable for federal income tax purposes as a corporation or an association taxable as a corporation at any time and, pursuant to the provisions hereof, an Opinion of Counsel would otherwise be required at that time to the effect that an action will not cause the Partnership to become so taxable as a corporation or to be treated as an association taxable as a corporation, such requirement for an Opinion of Counsel shall be deemed automatically waived.

                                   ARTICLE X

                      CERTIFICATES AND DEPOSITARY RECEIPTS

     10.1 Certificates and Depositary Receipts. (a) Upon the issuance of Units by the Partnership to the Initial Limited Partners or any other Person, the Partnership shall issue one or more Certificates in the name of the Initial Limited Partners or such Person evidencing the number of such Units being so issued. Certificates shall be executed on behalf of the Partnership by the General Partner.

     (b) The General Partner (i) may cause the deposit of some or all of the Certificates in the Deposit Account pursuant to the Deposit Agreement; (ii) with respect to those Certificates deposited in the Deposit Account, shall receive from the Depositary Receipts registered in the name of the Person(s) to whom such Units have been issued, evidencing the same number of Depositary Units, as the case may be, as the number of Units represented by the Certificates so deposited; and (iii) shall cause the distribution of such Depositary Receipts to such Person(s).

     10.2 Registration of Transfer and Exchange. (a) The General Partner shall cause to be kept on behalf of the Partnership a register (the "Unit Register") in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 10.2(b) hereof, the General Partner will provide for the registration of Units and the transfer of such Units. The Depositary is hereby appointed Transfer Agent and registrar for the purpose of registering Units and transfers of such Units as herein provided. The Partnership shall not recognize transfers of Certificates representing Units which have been deposited pursuant to Section 10.1(a) hereof and not withdrawn or interests therein except by transfers of Depositary Units in the manner described in this Section 10.2 and in the Deposit Agreement. Upon surrender for registration of transfer of any Depositary Units evidenced by a Depositary Receipt and, subject to the provisions of Section 10.2(b) hereof, the General Partner on behalf of the Partnership will execute, and the Transfer Agent will countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder's instructions, one or more new Depositary Receipts evidencing the same aggregate number of Depositary Units as was evidenced by the Depositary Receipt so surrendered.

     (b) The Partnership shall not recognize any transfer of Depositary Units until the Depositary Receipts evidencing such Depositary Units are surrendered for registration of transfer and such Depositary Receipts are accompanied by a Transfer Application duly executed by the transferee (or the transferee's attorney-in-fact duly authorized in writing). No charge shall be imposed by the Partnership for such transfer, provided that, as a condition to the issuance of any new Depositary Receipt under this Section 10.2, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

     10.3 Mutilted, Destroyed, Lost or Stolen Depositary Receipts. (a) If any mutiliated Depositary is surrendered to the Transfer Agent, the Depositary shall execute, and the Transfer Agent shall countersign and deliver in exchange therefor, a new Depositary Receipt evidencing the same number of Depositary Units, as the case may be, as the Depositary Receipt so surrendred.

     (b) If there shall be deliverd to the General Partner and the Transfer Agent (i) evidence (including, without limitation, proof by affidavit if requested by the General Partner in form and substance satisfactory to the General Partner) to their satisfaction of the destruction, loss or theft of any Depositary Receipt and (ii) such security or indemnity as may be required by them to indemnify and hold each of them and any of their agents harmless, then, in the absence of notice to the General Partner or the Transfer Agent that such Depositary Receipt has been acquired by a bona fide purchaser, the General Partner on behalf of the Partnership shall execute and, upon its request, the Transfer Agent shall countersign and deliver, in exchange for and in lieu of any such destroyed, lost or stolen Depositary Receipt, a new Depositary Receipt evidencing the same number of Depositary Units, as the Depositary Receipt so destroyed, lost or stolen.

     (c) As a condition to the issuance of any new Depositary Receipt under this
Section 10.3, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) connected therewith.

     10.4 Registered Owner. In accordance with Section 10.2(b) hereof, the Partnership shall be entitled to recognize the Record Holder as the Limited Partner or Assignee with respect to any Units and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Units on the part of any other Person, whether or not the Partnership shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Units, as between the Partnership on the one hand and such other Persons on the other hand, such representative Person (a) shall be the Limited Partner or Assignee (as the case may be) of record and beneficially, (b) must execute and deliver a Transfer Application and (c) shall be bound by this Agreement and shall have the rights and obligations of a Limited Partner or Assignee (as the case may be) hereunder and as provided for herein.

     10.5 Withdrawal of Units from and Redeposit of Units in Depositary Account. Any Units may be withdrawn from the Depositary Account by surrender of the Depositary Receipts evidencing the corresponding Depositary Units duly executed by the Record Holder thereof (or his attorney-in-fact duly authorized in writing), provided that such Record Holder is then reflected on the books and records of the Partnership as the Limited Partner in respect of the Units for which such withdrawal is requested. Upon any such withdrawal, the General Partner shall cause the Partnership to issue a Certificate evidencing such Units. Any such withdrawn Units, or Units which have not previously been so deposited, may be redeposited or deposited (as the case may be) in the Deposit Account by the surrender of the Certificate evidencing such withdrawn Units or non-deposited Units to the Depositary and payment to the Depositary of such fee and upon such terms as may be required therefor pursuant to the Deposit Agreement. Upon any such redeposit or deposit, the Depositary shall issue a Depositary Receipt evidencing the same number of Units as was evidenced by the Certificate so redeposited or deposited.

     10.6 Amendment of Deposit Agreement. Subject to its fiduciary obligations, the General Partner may amend or modify any provision of the Deposit Agreement in any respect it reasonably determines to be necessary or appropriate, provided, however, that the General Partner shall not amend or modify the Deposit Agreement if the effect of any such amendment or modification would be to impair the right of Limited Partners to withdraw their Units from deposit thereunder.

                                   ARTICLE XI

                             TRANSFER OF INTERESTS

     11.1 Transfer. (a) The term "transfer," when used in this Article XI with respect to a Partnership Interest, shall be deemed to refer to an appropriate transaction by which the General Partner assigns its Partnership Interest as General Partner to another Person or by which the holder of a Unit assigns such Unit to another Person who is or becomes an Assignee and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise.

     (b) No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article XI. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article XI shall be null and void.

     11.2 Transfer of General Partner's Partnership Interest. (a) The General Partner may transfer all, but not less than all, of its Partnership Interest as the General Partner to a single transferee if, but only if, (i) the holders of at least 66 2/3% of the outstanding Units (excluding for purposes of such determination any Units owned by the General Partner and its Affiliates) approves of such transfer and of the admission of such transferee as General Partner, (ii) the transferee agrees to assume and be bound by the provisions of this Agreement and (iii) the Partnership receives an Opinion of Counsel that such transfer would not result in the loss of limited liability of any Limited Partner or the taxation of the Partnership as a corporation or as an association taxable as a corporation for federal income tax purposes.

     (b) Neither Section 11.2(a) hereof nor any other provision of this Agreement shall be construed to prevent (and all Partners do hereby consent to) the transfer by the General Partner of all of its Partnership Interest (i) to an Affiliate of Burlington or (ii) upon its merger, consolidation or other combination into any other entity or the transfer by it of all or substantially all of its assets to another entity (provided that such entity assumes all of the rights and duties of the General Partner), to the transferee or successor entity; provided that, such entity furnishes to the Partnership an Opinion of Counsel that such merger, consolidation, combination, transfer or assumption will not result in a loss of limited liability of any Limited Partner or result in the Partnership being treated as an association taxable as a corporation for federal income tax purposes. In the case of a transfer pursuant to this Section 11.2(b), the transferee or successor (as the case may be) shall be admitted to the Partnership as the General Partner immediately prior to the transfer of the Partnership Interest, and the business of the Partnership shall continue without dissolution.

     11.3 Transfer of Units. (a) Any Units which have been deposited in the Deposit Account may be transferred, but only in the manner described in Section
10.2 hereof. Units with respect to which no such deposit has been made or which have been withdrawn from the Deposit Account and not redeposited are not transferable except upon death or by operation of law, by transfer to the General Partner for the account of the Partnership or otherwise in accordance with this Agreement. The transfer of any Units and the admission of any new Partner shall not constitute an amendment to this Agreement.

     (b) Until admitted as a Substituted Limited Partner pursuant to Article XII, the Record Holder of a Depositary Unit shall constitute an Assignee in respect of such Unit.

     (c) Each distribution in respect of Units shall be paid by the Partnership, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holders thereof as of the Record Date set for the distribution. Such payment shall constitute full payment and satisfaction of the Partnership's liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

     11.4 Restrictions on Transfers. Notwithstanding the other provisions of this Article XI, no transfer of any Unit or interest therein of any Limited Partner in the Partnership shall be made if such transfer (i) would violate the then applicable federal or state securities laws or rules and regulations of the Securities and Exchange Commission, any state securities commission or any other governmental authorities with jurisdiction over such transfer, (ii) would result in the taxation of the Partnership as a corporation or as an association taxable as a corporation for federal income tax purposes or (iii) would affect the Partnership's existence or qualification as a limited partnership under the Delaware Act.

     11.5 Citizenship Certification; Non-citizen Assignees. (a) In the event that, because of the nationality (or any other status) of a Limited Partner or Assignee, the Partnership is or becomes subject to federal, state or local laws or regulations the effect of which would, in the reasonable determination of the General Partner, cause cancellation or forfeiture of any property in which the Partnership has an interest, the General Partner may request any such Limited Partner or Assignee to furnish to the General Partner or, with respect to Depositary Units, to the Depositary within 30 days after receipt of such request an executed Citizenship Certification or such other information concerning his nationality, citizenship or other status (or, if the Limited Partner or Assignee is a nominee holding for the account of another Person, the nationality, citizenship or other status of such Person) as the General Partner may request. If a Limited Partner or Assignee fails to furnish such Citizenship Certification or other information as may be requested, or if upon receipt of such Citizenship Certification or other information the General Partner determines, with the advice of counsel, that a Limited Partner or an Assignee is not an Eligible Citizen, the Units owned by such Limited Partner or Assignee shall be subject to redemption in accordance with the provisions of Section 11.6 hereof. In addition to becoming subject to redemption, the General Partner may require that the status of any such Limited Partner or Assignee be changed to that of a Non-citizen Assignee, and, thereupon, the General Partner shall be substituted for such Non-citizen Assignee as the Limited Partner in respect of his Units.

     (b) The General Partner shall, in exercising voting rights in respect of Units held by it on behalf of Non-citizen Assignees, distribute the votes in the same ratios as the votes of Limited Partners in respect of Units other than those of Non-citizen Assignees are cast, either for, against or abstaining as to the matter.

     (c) Upon dissolution of the Partnership, a Non-citizen Assignee shall have no right to receive a distribution in kind pursuant to Section 14.4 hereof but shall be entitled to the cash equivalent thereof, and the General Partner shall provide cash in exchange for an assignment of the Non-citizen Assignee's share of the distribution in kind. Such payment and assignment shall be treated for Partnership purposes as a purchase by the General Partner from the Non-citizen Assignee of his Partnership Interest (representing his right to receive his share of such distribution in kind).

     (d) At any time after he can and does certify that he has become an Eligible Citizen, a Non-citizen Assignee may, upon application to the General Partner, request admission as a Substituted Limited Partner with respect to any Partnership Interest of such Non-citizen Assignee not redeemed pursuant to
Section 11.6 hereof, and upon his admission pursuant to Section 12.2 hereof the General Partner shall cease to be deemed to be the Limited Partner in respect of the Non-citizen Assignee's Units.

     11.6 Redemption of Interests. (a) If at any time a Limited Partner or Assignee fails to furnish a Citizenship Certification or other information requested within the 30-day period specified in Section 11.5(a) hereof, or if upon receipt of such Citizenship Certification or other information the General Partner determines, with the advice of counsel, that a Limited Partner or Assignee is not an Eligible Citizen, the Partnership may, unless the Limited Partner or Assignee establishes to the satisfaction of the General Partner that such Limited Partner or Assignee is an Eligible Citizen or has transferred his Units to a person who furnishes a Citizenship Certification to the General Partner prior to the date fixed for redemption as provided below, redeem the Partnership Interest of such Limited Partner or Assignee as follows:

          (i) The General Partner shall, not later than the 30th day before the date fixed for redemption, give notice of redemption to the Limited Partner or Assignee, at his last address designated on the records of the Partnership or the Depositary, by registered or certified mail, postage prepaid. The notice shall be deemed to have been given when so mailed. The notice shall specify the Redeemable Units, the date fixed for redemption, the place of payment, that payment of the redemption price will be made upon surrender of the Depositary Receipt or the Certificate evidencing the Redeemable Units and that on and after the date fixed for redemption no further allocations or distributions to which the Limited Partner or Assignee would otherwise be entitled in respect of the Redeemable Units will accrue or be made.

          (ii) The aggregate redemption price for Redeemable Units shall be an amount equal to the Current Market Price (as defined in Section 17.1) (the date of determination of which shall be the date fixed for redemption) of Units of the class to be so redeemed multiplied by the number of Units of each such class included among the Redeemable Units. The redemption price shall be paid, in the sole discretion of the General Partner, in cash or by delivery of a promissory note of the Partnership in the principal amount of the redemption price, bearing interest at the rate of 10% annually and payable in three equal annual installments of principal, together with accrued interest, commencing one year after the redemption date.

          (iii) Upon surrender by or on behalf of the Limited Partner or Assignee, at the place specified in the notice of redemption, of the Depositary Receipt or the Certificate evidencing the Redeemable Units, duly endorsed in blank or accompanied by an assignment duly executed in blank, the Limited Partner or Assignee or his duly authorized representative shall be entitled to receive the payment therefor.

          (iv) After the redemption date, Redeemable Units shall no longer constitute issued and outstanding Units.

     (b) The provisions of this Section 11.6 shall be applicable to Units held by a Limited Partner or Assignee as nominee of a Person determined to be other than an Eligible Citizen.

     (c) Nothing in this Section 11.6 shall prevent the recipient of a notice of redemption from transferring his Units before the redemption date if such transfer is otherwise permitted under this Agreement. Upon receipt of notice of such a transfer, the General Partner shall withdraw the notice of redemption; provided, the transferee of such Units or Depositary Units certifies in the Transfer Application that he is an Eligible Citizen. If the transferee fails to make such certification, such redemption shall be effected from the transferee on the original redemption date.

     (d) If the Partnership or the General Partner determines that because of the nationality (or other status) of the General Partner, whether or not in its capacity as such, the Partnership is or becomes subject to federal, state or local regulations the effect of which would, in the reasonable determination of the General Partner, cause cancellation or forfeiture of any property in which the Partnership has an interest, the Partnership may, unless the General Partner has furnished a Citizenship Certification or transferred his Partnership Interest or Units to a Person who furnishes a Citizenship Certification prior to the date fixed for redemption, redeem the Partnership Interest or Interests of the General Partner in the Partnership as provided in Section 11.6(a) hereof. The redemption price shall be paid in cash.

     11.7 Transfer of Deferred Participation Interests. (a) The holders of Deferred Participation Interests may transfer their Deferred Participation Interests to any Person or Persons and such Person or Persons shall have the right to deposit with the Depositary such Deferred Participation Interests if, but only if, either (i) such Deferred Participation Interests so transferred are identified and registered as a trading class separate and distinguishable from the Units then outstanding or (ii) such Deferred Participation Interests so proposed to be transferred have been converted to Units pursuant to Section 5.7(b) of this Agreement; provided, however, the foregoing restriction shall not apply to a transfer of all, but not less than all, of the Deferred Participation Interests held by the transferor to an Affiliate of such transferor; provided further, that no holder of a Deferred Participation Interest shall have the right to transfer the Deferred Participation Interest during the Support Period to other than an Affiliate of such holder; provided, further, that, notwithstanding anything to the contrary set forth above, the holder of the Deferred Participation Interests may transfer the Deferred Participation Interests to DPI Intermediate Holdings, L.P., a Delaware limited partnership, and PC Advisory II, L.P., a Delaware limited partnership.

     (b) Notwithstanding Section 11.7(a) above, no such restrictions shall apply with respect to the transfer of Deferred Participation Interests after the Conversion Date with respect to such Interests.

     (c) The holders of Deferred Participation Interests will receive certificates evidencing such interests. Subject to Section 11.7(a), such certificates may be exchanged by the holders for Certificates of limited partner interests and then deposited and transferred in accordance with Articles X and XI hereof.

     11.8 Transfer of Management Units. The holders of Management Units may transfer their Management Units to any Person or Persons and such Person or Persons shall have the right to deposit with the Depositary such Management Units if, but only if, the General Partner determines, based on advice of counsel, that such Management Units so proposed to be transferred have, as a substantive matter, like intrinsic economic and federal income tax characteristics, in all material respects, to the intrinsic economic and federal income tax characteristics of the Units then outstanding.

                                  ARTICLE XII

                             ADMISSION OF PARTNERS

     12.1 Admission of Initial Limited Partners and Underwriters. Upon the issuance of Units by the Partnership to the Initial Limited Partners (as described in Section 4.3 hereof), the General Partner shall admit to the Partnership the Initial Limited Partners as Limited Partners in respect of the Units. Each such party shall execute a Transfer Application and thereby agree to be bound by the terms hereof as a Limited Partner.

     12.2 Admission of Substituted Limited Partners. By transfer of a Depositary Unit in accordance with Article XI hereof, the transferor shall be deemed to have given the transferee the right to seek admission as a Substituted Limited Partner subject to the conditions of, and in the manner permitted under, this Agreement.

A transferor of a Depositary Receipt shall, however, only have the authority to convey to a purchaser or other transferee who does not execute and deliver a Transfer Application (i) the right to negotiate such Depositary Receipt to a purchaser or other transferee and (ii) the right to transfer the right to request admission as a Substituted Limited Partner to such purchaser or other transferee in respect of the transferred Depositary Units. Each transferee of a Depositary Unit (including any nominee holder or an agent acquiring such Depositary Unit for the account of another Person) who executes a Transfer Application shall be an Assignee and shall be deemed to have applied to become a Substituted Limited Partner with respect to the Depositary Units so transferred to such Person by virtue of executing and delivering such Transfer Application. Such Assignee shall become a Substituted Limited Partner at such time as the General Partner consents thereto, which consent may be given or withheld in the General Partner's sole discretion, and when any such admission is shown on the books and records of the Partnership. If such consent is withheld, such transferee shall be an Assignee. An Assignee shall have an interest in the Partnership equivalent to that of a Limited Partner with respect to allocations and distributions, including liquidating distributions, of the Partnership. With respect to voting rights attributable to Units that are held by Assignees, the General Partner shall be deemed to be the Limited Partner with respect thereto and shall, in exercising the voting rights in respect of such Units on any matter, vote such Units at the written direction of the Assignee who is the Record Holder of such Units. If no such written direction is received, such Units will not be voted. An Assignee shall have no other rights of a Limited Partner.

     12.3 Admission of Successor General Partner. A successor General Partner approved pursuant to Section 13.1 hereof or the transferee of or successor to all of the General Partner's Partnership Interest pursuant to Section 11.2 hereof who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately prior to the withdrawal or removal of the General Partner pursuant to Section 13.1 hereof or the transfer pursuant to Section 11.2; provided, however, that no such successor shall be admitted to the Partnership until the terms of Section 11.2 hereof have been complied with. Any such successor shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission.

     12.4 Admission of Additional Limited Partners. (a) A Person (other than an Initial Limited Partner, an Underwriter or a Substituted Limited Partner) who makes a Capital Contribution to the Partnership in accordance with this Agreement (other than by the purchase of SPUs) shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 1.4 hereof and (ii) such other documents or instruments as may be required in the discretion of the General Partner in order to effect such Person's admission as an Additional Limited Partner.

     (b) Notwithstanding anything to the contrary in this Section 12.4, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner's sole discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission.

     12.5 Amendment of Agreement and Certificate of Limited Partnership. For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Delaware Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement and, if required by law, shall prepare and file an amendment to the Certificate of Limited Partnership and may for this purpose exercise the power of attorney granted pursuant to Section 1.4 hereof.

                                  ARTICLE XIII

                       WITHDRAWAL OR REMOVAL OF PARTNERS

     13.1 Withdrawal of the General Partner. (a) The General Partner shall be deemed to have withdrawn from the Partnership upon the occurrence of any one of the following events (each such event herein referred to as an "Event of Withdrawal"):

          (i) the General Partner voluntarily withdraws from the Partnership by giving written notice to the other Partners;

          (ii) the General Partner transfers all of its rights as General Partner pursuant to Section 11.2 hereof;

          (iii) the General Partner is removed pursuant to Section 13.2 hereof;

          (iv) the General Partner

             (A) makes a general assignment for the benefit of creditors;

             (B) files a voluntary bankruptcy petition;

             (C) files a petition or answer seeking for itself a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law;

             (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in a proceeding of the type described in paragraphs (A)-(C) of this subsection; or

             (E) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the General Partner or of all or any substantial part of its properties;

          (v) a final and non-appealable judgment is entered by a court with appropriate jurisdiction ruling that the General Partner is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect; or

          (vi) a certificate of dissolution or its equivalent is filed for the General Partner, or 90 days expire after the date of notice to the General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation.

If an Event of Withdrawal specified in paragraphs (iv), (v) or (vi) occurs, the withdrawing General Partner shall give written notice to the Limited Partners within 30 days after such occurrence. The Partners hereby agree that only the Events of Withdrawal described in this Section 13.1 shall result in withdrawal of the General Partner from the Partnership.

     (b) Withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal will not constitute a breach of this Agreement under the following circumstances: (i) at any time during the period ending on December 31, 1999, the General Partner voluntarily withdraws by giving at least 90 days' advance written notice of its intention to withdraw to the Limited Partners, provided that, prior to the effective date of such withdrawal, the Limited Partners approve such withdrawal by the vote of at least 66 2/3% of the outstanding Units (excluding for purposes of such determination any Units owned by the General Partner and its Affiliates); (ii) at any time after December 31, 1999, the General Partner voluntarily withdraws by giving at least 90 days' advance written notice to the Limited Partners, such withdrawal to take effect on the date specified in such notice; (iii) at any time that the General Partner ceases to be a General Partner pursuant to Section 13.1(a)(ii) hereof or is removed pursuant to Section 13.1(a)(iii) hereof; or (iv) notwithstanding clause (i) above, at any time that the General Partner voluntarily withdraws by giving at least 90 days' advance written notice of its intention to withdraw to the Limited Partners, such withdrawal to take effect on the date specified in the notice, if at the time such notice is given more than 50% of the outstanding Units held by Persons other than by the General Partner and its Affiliates are owned beneficially or of record or controlled at any time by one Person or its Affiliates. If the General Partner gives a notice of withdrawal pursuant to Section 13.1(a)(i) hereof or if the General Partner is removed pursuant to Section 13.2 hereof, holders of at least a majority of the outstanding Units (excluding for purposes of such determination Units owned by the General Partner and its Affiliates) may, prior to the effective date of such withdrawal, elect a successor General Partner. If, prior to the effective date of the General Partner's withdrawal, a successor is not selected by the Limited Partners as provided herein or the Partnership does not receive an Opinion of Counsel that such withdrawal (following the selection of the successor General Partner) would not result in the loss of the limited liability of the holders of Units or cause the Partnership to be taxable as a corporation or to be treated as an association taxable as a corporation for federal income tax purposes, the Partnership shall be dissolved in accordance with Section 14.1 hereof. If a successor General Partner is elected and the Opinion of Counsel rendered as provided herein, such successor shall be admitted (subject to Section 12.3 hereof) immediately prior to the effective time of the withdrawal of the Departing Partner and shall continue the business of the Partnership without dissolution.

     13.2 Removal of the General Partner. The General Partner may be removed during the Support Period only if such removal is approved by the written consent or affirmative vote of Limited Partners holding at least 90% of the outstanding Units (excluding for purposes of such determination any Units owned by the General Partner and its Affiliates) and, thereafter, only if such removal is approved by the written consent or affirmative vote of Limited Partners owning at least 66 2/3% of the outstanding Units (excluding for purposes of such determination any Units owned by the General Partner and its Affiliates). Any such action by the Limited Partners for removal of the General Partner must also provide for the election and succession of a new General Partner. Such removal shall be effective immediately following the admission of the successor General Partner pursuant to Article XII. The right of the Limited Partners to remove the General Partner shall not exist or be exercised unless the Partnership has received an Opinion of Counsel that the removal of the General Partner and the selection of a successor General Partner will not result in (i) the loss of limited liability of the Partnership or any Limited Partner in the Partnership or (ii) the taxation of the Partnership as a corporation or the treatment of the Partnership as an association taxable as a corporation for federal income tax purposes.

     13.3 Interest of Departing Partner and Successor General Partner. (a) In the event of (i) withdrawal of the General Partner under circumstances where such withdrawal does not violate this Agreement or (ii) removal of the General Partner by the Limited Partners under circumstances where "cause" does not exist, the Departing Partner shall, at its option exercisable prior to the effective date of the departure of such Departing Partner, promptly receive from its successor in exchange for its Partnership Interest as General Partner an amount in cash equal to the fair market value of the Departing Partner's Partnership Interest as General Partner, such amount to be determined and payable as of the effective date of its departure. If the General Partner is removed by the Limited Partners under circumstances where "cause" exists or if the General Partner withdraws under circumstances where such withdrawal violates this Agreement, its successor shall have the option described in the immediately preceding sentence, and the Departing Partner shall not have such option. In either event, the Departing Partner shall be entitled to receive all reimbursements due such Departing Partner pursuant to
Section 6.4, including any employee-related liabilities, including severance liabilities, incurred in connection with the termination of any employees employed by the Departing Partner for the benefit of the Partnership. Subject to Section 13.3(b) hereof, the Departing Partner shall, as of the effective date of its departure, cease to share in any allocations or distributions with respect to its Partnership Interest as the General Partner and Partnership income, gain, loss, deduction and credit will be prorated and allocated as set forth in Section 5.1(d) hereof. For purposes of this Section 13.3, "cause" means that a court of competent jurisdiction has entered a final non-appealable judgment finding the General Partner liable for actual fraud, gross negligence or wilful or wanton misconduct in its capacity as General Partner of the Partnership.

     For purposes of this Section 13.3(a), the fair market value of the Departing Partner's Partnership Interest as the General Partner herein shall be determined by agreement between the Departing Partner and its successor or, failing agreement within 30 days after the effective date of such Departing Partner's departure, by an independent investment banking firm or other independent expert selected by the Departing Partner and its successor, which, in turn, may rely on other experts and the determination of which shall be conclusive as to such matter. If such parties cannot agree upon one independent investment banking firm or other independent expert within 45 days after the effective date of such departure, then such firm shall be designated by the independent investment banking firm or other independent expert selected by each of the Departing Partner and its successor. In making its determination, such independent investment banking firm or other independent expert shall consider the then current trading price of Units on any National Securities Exchange on which Units are then listed, the value of the Partnership's assets, the rights and obligations of the General Partner and other factors it may deem relevant.

     (b) If the Partnership Interest is not acquired in the manner set forth in
Section 13.3(a) hereof, the Departing Partner shall become a Limited Partner and its Partnership Interest shall be converted into Units pursuant to a valuation made by an investment banking firm or other independent expert selected pursuant to Section 13.3(a) hereof, without reduction in such Partnership Interest (but subject to proportionate dilution by reason of the admission of its successor). Any successor General Partner shall indemnify the Departing Partner as to all debts and liabilities of the Partnership arising on or after the date on which the Departing Partner becomes a Limited Partner. For purposes of this Agreement, the General Partner's conversion of its Partnership Interest to Units will be characterized as if the General Partner contributed its Partnership Interest to the Partnership in exchange for the newly-issued Units.

     (c) If the option described in Section 13.3(a) hereof is not exercised by the party entitled to do so, the successor General Partner shall, at the effective date of its admission to the Partnership, contribute to the capital of the Partnership cash in an amount such that its Capital Account, after giving effect to such contribution and any adjustments made to the Capital Accounts of all Partners pursuant to Section 4.6(d)(i), shall be equal to that percentage of the Capital Accounts of all Partners that is equal to its Percentage Interest as the General Partner. In such event, each successor General Partner shall, subject to the following sentence, be entitled to such Percentage Interest of all Partnership allocations and distributions and any other allocations and distributions to which the Departing Partner was entitled. In addition, such successor General Partner shall cause this Agreement to be amended to reflect that, from and after the date of such successor General Partner's admission, the successor General Partner's interest in all Partnership distributions and allocations shall be 2%, and that of the Unitholders shall be 98%.

     13.4 Redemption of SPUs and Deferred Participation Interests. In the event that Plum Creek Management Company (or any Affiliate of Burlington which is a successor to Plum Creek Management Company as General Partner of the Partnership) withdraws as General Partner under circumstances where such withdrawal does not violate this Agreement or is removed by the Limited Partners under circumstances where "cause" does not exist, (i) in the case of SPUs, Burlington or its Affiliate shall have the right to require the Partnership within 30 days of the effective date of such withdrawal or removal to redeem any SPUs which are then outstanding at a price equal to the Unrecovered Capital attributable thereto or (ii) in the case of

Deferred Participation Interests, Plum Creek Timber Company, Inc. (or its successor) or its Affiliate, shall have the right to require the Partnership within 30 days of the effective date of such withdrawal or removal to redeem any Deferred Participation Interests which are then outstanding, and not yet converted into Units pursuant to Section 5.7(b), at a price equal to the Unrecovered Capital attributable thereto.

     13.5 Withdrawal of Limited Partners. Except as provided in Section 13.4, no Limited Partner shall have any right to withdraw from the Partnership; provided, however, that when a transferee of a Limited Partner's Units becomes a Record Holder, such transferring Limited Partner shall cease to be a Limited Partner with respect to the Units so transferred.

                                  ARTICLE XIV

                          DISSOLUTION AND LIQUIDATION

     14.1 Dissolution. The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the removal or withdrawal of the General Partner any successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and its affairs shall be wound up, upon:

          (a) the expiration of its term as provided in Section 1.5 hereof;

          (b) an Event of Withdrawal of the General Partner as provided in
     Section 13.1(a) hereof, unless a successor is named as provided in Section 13.1(b) hereof;

          (c) an election to dissolve the Partnership by the General Partner that is approved by the affirmative vote of the holders of at least 66 2/3% of outstanding Units, excluding for purposes of such determination Units owned by the General Partner and its Affiliates, (and all Limited Partners hereby expressly consent that such approval may be effected upon written consent of the holders of at least 66 2/3% of outstanding Units);

          (d) entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Delaware Act; or

          (e) the sale of all or substantially all of the assets and properties of the Partnership.

     14.2 Continuation of the Business of the Partnership after Dissolution. Upon (i) dissolution of the Partnership caused by the withdrawal or removal of the General Partner and following a failure of all Partners, within 90 days after the withdrawal or removal of the General Partner, to agree to continue the business of the Partnership and appoint a successor General Partner, then within an additional 90 days or (ii) dissolution of the Partnership upon an event constituting an Event of Withdrawal as defined in
Section 13.1(a)(iv) hereof, then within 180 days thereafter, at least 66 2/3% of the outstanding Units may elect to reconstitute the Partnership and continue its business on the same terms and conditions set forth in this Agreement by forming a new limited partnership on terms identical to those set forth in this Agreement and having as a general partner a Person approved by the holders of at least 66 2/3% of the outstanding Units. Upon any such election by the holders of at least 66 2/3% of the outstanding Units, all Partners shall be bound thereby and shall be deemed to have approved thereof. Unless such an election is made within the applicable time period as set forth above, the Partnership shall conduct only activities necessary to wind up its affairs. If such an election is so made, then:

          (a) the reconstituted Partnership shall continue until the end of the term set forth in Section 1.5 hereof unless earlier dissolved in accordance with this Article XIV;

          (b) if the successor General Partner is not the former General Partner, then the interest of the former General Partner shall be treated thenceforth as the interests of a Limited Partner and converted into Units in the manner provided in Section 13.3(b) hereof; and

          (c) all necessary steps shall be taken to cancel this Agreement and the Certificate of Limited Partnership and to enter into and, as necessary, to file a new partnership agreement and certificate of limited partnership, and the successor general partner may for this purpose exercise the powers of attorney granted the General Partner pursuant to Section 1.4 hereof; provided, that the right of the holders of at least 66 2/3% of outstanding Units to approve a successor general partner and to reconstitute and to continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel that
     (x) the exercise of the right would not result in the loss of limited liability of any Limited Partner and (y) neither the Partnership nor the reconstituted limited partnership would become taxable as a corporation or treated as an association taxable as a corporation for federal income tax purposes upon the exercise of such right to continue.

     14.3 Liquidation. Upon dissolution of the Partnership, unless the Partnership is continued under an election to reconstitute and continue the Partnership pursuant to Section 14.2 hereof, the General Partner, or in the event the General Partner has been dissolved or removed, become bankrupt as set forth in Section 13.1 or withdrawn from the Partnership, a liquidator or liquidating committee approved by the holders of at least 66 2/3% of the outstanding Units, shall be the Liquidator. The Liquidator (if other than the General Partner) shall be entitled to receive such compensation for its services as may be approved by the holders of at least 66 2/3% of the outstanding Units. The Liquidator shall agree not to resign at any time without 15 days' prior written notice and (if other than the General Partner) may be removed at any time, with or without cause by notice of removal approved by at least 66 2/3% of the outstanding Units. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by the holders of at least 66 2/3% of the outstanding Units. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XIV, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 6.3(b) hereof) to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding-up and liquidation of the Partnership as provided for herein. The Liquidator shall liquidate the assets of the Partnership, and apply and distribute the proceeds of such liquidation in the following order of priority, unless otherwise required by mandatory provisions of applicable law:

          (a) the payment to creditors of the Partnership, including Partners who are creditors, in order of priority provided by law; and the creation of a reserve of cash or other assets of the Partnership for contingent liabilities in an amount, if any, determined by the Liquidator to be appropriate for such purposes; and

          (b) to all Partners and Special Limited Partners in accordance with the positive balances in their respective Capital Accounts after taking into account adjustments to such Capital Accounts pursuant to Section 5.1(c) hereof.

     14.4 Distributions in Kind. Notwithstanding the provisions of Section 14.3 hereof, which require the liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including those to Partners as creditors) and/or distribute to the Partners or to specific classes of Partners, in lieu of cash, as tenants in common and in accordance with the provisions of
Section 14.3 hereof, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Limited Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

     14.5 Cancellation of Certificate of Limited Partnership. Upon the completion of the distribution of Partnership cash and property as provided in Sections 14.3 and 14.4 hereof, the Partnership shall be terminated and the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be cancelled and such other actions as may be necessary to terminate the Partnership shall be taken.

     14.6 Reasonable Time for Winding-Up. A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 14.3 hereof, in order to minimize any losses otherwise attendant upon such winding-up and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.

     14.7 Return of Capital. The General Partner shall not be personally liable for the return of the Capital Contributions of the Limited Partners, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

     14.8 No Capital Account Restoration. No Partner shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Partnership.

     14.9 Waiver of Partition. Each Partner hereby waives any right to partition of the Partnership property.

                                   ARTICLE XV

           AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE

     15.1 Amendment to be Adopted Solely by General Partner. Each Limited Partner agrees that the General Partner (pursuant to its powers of attorney from the Limited Partners and Assignees), without the approval of any Limited Partner or Assignee, may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

          (a) a change in the name of the Partnership, the location of the principal place of business of the Partnership, the registered agent or the registered office of the Partnership;

          (b) admission, substitution, withdrawal or removal of Partners in accordance with this Agreement;

          (c) a change that, in the sole discretion of the General Partner, is reasonable and necessary or appropriate to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or that is necessary or advisable in the opinion of the General Partner to ensure that the Partnership will not be taxable as a corporation or treated as an association taxable as a corporation for federal income tax purposes;

          (d) a change (i) that, in the sole discretion of the General Partner, does not adversely affect the Limited Partners in any material respect,
     (ii) that is necessary or desirable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including, without limitation, the Delaware Act) or that is necessary or desirable to facilitate the trading of the Depositary Units (including, without limitation, the division of outstanding Units into different classes in order to facilitate uniformity of tax consequences within such classes of Units) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Depositary Units are or will be listed for trading, compliance with any of which the General Partner determines in its sole discretion to be in the best interests of the Partnership and the Limited Partners or (iii) that is required to effect the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

          (e) an amendment that is necessary, in the Opinion of Counsel, to prevent the Partnership or the General Partner or its directors or officers from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, whether or not substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

          (f) subject to the terms of Section 4.4 hereof, an amendment that the General Partner determines in its sole discretion to be necessary or desirable in connection with the authorization for issuance of any class or series of Units pursuant to Section 4.4 hereof;

          (g) any amendment expressly permitted in this Agreement to be made by the General Partner acting alone;

          (h) any amendment made after the Support Period, the effect of which is to separate into a security separate and apart from the Units, the rights of holders of the Units to receive any Cumulative Base Deficiency in respect of the Support Period;

          (i) an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 16.3 hereof; or

          (j) any other amendments similar to the foregoing.

     15.2 Amendment Procedures. Except as provided in Sections 15.1 and 15.3 hereof, all amendments to this Agreement shall be made in accordance with the following requirements: If an amendment is proposed, the General Partner shall seek the written approval of the requisite Percentage Interests or call a meeting of the Limited Partners to consider and vote on such proposed amendment. Each such proposal to the Limited Partners shall contain the text of the proposed amendment. A proposed amendment shall be effective upon its approval by at least 66 2/3% of the outstanding Units unless a greater or different percentage is required under this Agreement. The General Partner shall notify all Record Holders upon final adoption of any proposed amendment.

     15.3 Amendment Requirements. (a) Amendments to this Agreement may be proposed solely by the General Partner. Notwithstanding the provisions of Sections 15.1 and 15.2 hereof, no provision of this Agreement which establishes a Percentage Interest required to take any action shall be amended, altered, changed, repealed or rescinded in any respect which would have the effect of reducing such voting requirement unless such amendment is approved by the written consent or the affirmative vote of Partners whose aggregate Percentage Interests constitute not less than the voting requirement sought to be reduced.

     (b) Notwithstanding the provisions of Sections 15.1 and 15.2 hereof, no amendment to this Agreement may (i) enlarge the obligations of any Limited Partner, (ii) modify the compensation payable to the General Partner or any of its Affiliates by the Partnership, (iii) change Section 14.1(a) or (c) hereof,
(iv) restrict in any way any action by or rights of the General Partner as set forth in this Agreement or (v) except as set forth in Section 14.1(c) hereof, give any person the right to dissolve the Partnership.

     (c) Except as otherwise provided, the General Partner may amend the Partnership Agreement without the approval of the Limited Partners, except that any amendment that would have a material adverse effect on the holders of any class of outstanding Units must be approved by the holders of not less than 66 2/3% of the outstanding Units of such class.

     (d) Notwithstanding any other provision of this Agreement, except for amendments pursuant to Sections 6.3 or 15.1 hereof, no amendment shall become effective without the approval of the Record Holders of all Units unless the Partnership obtains an Opinion of Counsel to the effect that (i) such amendment will not cause the Partnership to become taxable as a corporation or treated as an association taxable as a corporation for federal income tax purposes and (ii) such amendment will not affect the limited liability of any Limited Partner in the Partnership under applicable law.

     (e) This Section 15.3 shall only be amended with the approval by written consent or affirmative vote of the holders of not less than 95% of the outstanding Units.

     15.4 Meetings. All acts of Limited Partners to be taken hereunder shall be taken in the manner provided in this Article XV. Meetings of the Limited Partners may be called by the General Partner or by Limited Partners owning 20% or more of the outstanding Units of the class for which a meeting is proposed. Limited Partners shall call a meeting by delivering to the General Partner one or more requests in writing stating that the signing Limited Partners wish to call a meeting and indicating the general or specific purposes for which the meeting is to be called. Within 60 days after receipt of such a call from Limited Partners or within such greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, listing agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the General Partner shall send a notice of the meeting to the Limited Partners either directly or indirectly through the Transfer Agent. A meeting shall be held at a time and place determined by the General Partner on a date not more than 60 days after the mailing of notice of the meeting. Limited Partners shall not vote on matters that would cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners' limited liability under the Delaware Act or the law of any other state in which the Partnership is qualified to do business.

     15.5  Notice of a Meeting. Notice of a meeting called pursuant to Section
15.4 hereof shall be given to the Record Holders in writing by mail or other means of written communication in accordance with Section 17.1 hereof. The notice shall be deemed to have been given at the time when deposited in the mail or sent by other means of written communication.

     15.6 Record Date. For purposes of determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners or to give approvals without a meeting as provided in Section 15.11 hereof, the General Partner may set a Record Date, which shall not be less than 10 nor more than 60 days before (a) the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern) or (b) in the event that approvals are sought without a meeting, the date on which Limited Partners are requested in writing by the General Partner to give such approvals.

     15.7 Adjournment. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days. At the adjourned meeting, the Partnership may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XV.

     15.8 Waiver of Notice; Approval of Meeting; Approval of Minutes. The transactions of any meeting of Limited Partners, however called and noticed, and whenever held, shall be as valid as if had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the Limited Partners entitled to vote, present in person or by proxy, signs a written waiver of notice or an approval of the holding of the meeting or an approval of the minutes thereof. All waivers and approvals shall be filed with the Partnership records or made a part of the minutes of the meeting. Attendance of a Limited Partner at a meeting shall constitute a waiver of notice of the meeting, except when the Limited Partner does not approve, at the beginning of the meeting, of the transaction of any business because the meeting is not lawfully called or convened; and except that attendance at a meeting is not a waiver of any right to disapprove the consideration of matters required to be included in the notice of the meeting, but not so included, if the disapproval is expressly made at the meeting.

     15.9 Quorum. 66 2/3% of the outstanding Units of the class for which a meeting has been called represented in person or by proxy shall constitute a quorum at a meeting of Limited Partners of such class unless any such action by the Limited Partners requires approval by holders of a majority in interest of the Units, in which case, the quorum shall be a majority. At any meeting of the Limited Partners duly called and held in accordance with this Agreement at which a quorum is present, the act of Limited Partners whose Percentage Interests represent at least 66 2/3% of the Percentage Interests entitled to vote and be present in person or by proxy at such meeting shall be deemed to constitute the act of all Limited Partners, unless a different percentage is required with respect to such action under the provisions of this Agreement, in which case the act of the Limited Partners owning such different percentage shall be required. The Limited Partners present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Limited Partners to leave less than a quorum, if any action taken (other than adjournment) is approved by the required Percentage Interests of the Limited Partners specified in this Agreement. In the absence of a quorum, any meeting of Limited Partners may be adjourned from time to time by the affirmative vote of a majority of the Percentage Interests represented either in person or by proxy, but no other business may be transacted, except as provided in Section 15.7 hereof.

     15.10 Conduct of Meeting. The General Partner shall have full power and authority concerning the manner of conducting any meeting of the Limited Partners or solicitation of approvals in writing, including, without limitation, the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 15.4 hereof, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The General Partner shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting, in either case including, without limitation, a Partner or a director or officer of the General Partner. All minutes shall be kept with the records of the Partnership maintained by the General Partner. The General Partner may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Limited Partners or solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the revocation of approvals in writing.

     15.11 Action Without a Meeting. Any action that may be taken at a meeting of the Limited Partners may be taken without a meeting if an approval in writing setting forth the action so taken is signed by Limited Partners owning not less than the minimum Percentage Interests that would be necessary to authorize or take such action at a meeting at which all the Limited Partners were present and voted. Prompt notice of the taking of action without a meeting shall be given to the Limited Partners who have not approved in writing. The General Partner may specify that any written ballot submitted to Limited Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within the time period, which shall be not less than 20 days, specified by the General Partner. If a ballot returned to the Partnership does not vote all of the Units held by the Limited Partner, the Partnership shall be deemed to have failed to receive a ballot for the Units which were not voted. If approval of the taking of any action by the Limited Partners is solicited by any Person other than by or on behalf of the General Partner, the written approvals shall have no force and effect unless and until (a) they are deposited with the Partnership in care of the General Partner, (b) approvals sufficient to take the action proposed are dated as of a date not more than 90 days prior to the date sufficient approvals are deposited with the Partnership and (c) an Opinion of Counsel is delivered to the General Partner to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter (i) will not cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners' limited liability, (ii) will not jeopardize the status of the Partnership as a partnership under applicable tax laws and regulations and (iii) is otherwise permissible under the state statutes then governing the rights, duties and liabilities of the Partnership and the Partners.

     15.12 Voting and Other Rights. (a) Only those Record Holders of Units on the Record Date set pursuant to Section 15.6 hereof shall be entitled to notice of, and to vote at, a meeting of Limited Partners or to act with respect to matters as to which approvals are solicited.

     (b) With respect to Units that are held for a Person's account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Units are registered, such broker, dealer or other agent shall, in exercising the voting rights in respect of such

Units on any matter, and unless the arrangement between such Persons provides otherwise, vote such Units in favor of, and at the direction of, the Person who is the beneficial owner, and the Partnership shall be entitled to assume it is so acting without further inquiry. The provisions of this Section 15.12(b) (as well as all other provisions of this Agreement) are subject to the provisions of Section 10.4 hereof.

                                  ARTICLE XVI

                                     MERGER

     16.1 Authority. The Partnership may merge or consolidate with one or more corporations, business trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including, without limitation, a general partnership or limited partnership, formed under the laws of the State of Delaware or any other state of the United States of America pursuant to a written agreement of merger or consolidation ("Merger Agreement") in accordance with this Article.

     16.2 Procedure for Merger or Consolidation. Merger or consolidation of the Partnership pursuant to this Article requires the prior approval of the General Partner. If the General Partner shall determine, in the exercise of its sole discretion, to consent to the merger or consolidation, the General Partner shall approve the Merger Agreement, which shall set forth:

          (a) The names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

          (b) The name and jurisdictions of formation or organization of the business entity that is to survive the proposed merger or consolidation (hereafter designated as the "Surviving Business Entity");

          (c) The terms and conditions of the proposed merger or consolidation;

          (d) The manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or general or limited partnership interests, rights, securities or obligations of the Surviving Business Entity; and (i) if any general or limited partnership interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or general or limited partnership interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or general or limited partnership interests, rights, securities or obligations of any limited partnership, corporation, trust or other entity (other than the Surviving Business Entity) which the holders of such general or limited partnership interests are to receive in exchange for, or upon conversion of, their securities or rights, and (ii) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partnership interests, rights, securities or obligations of the Surviving Business Entity or any limited partnership, corporation, trust or other entity (other than the Surviving Business Entity), or evidences thereof are to be delivered;

          (e) A statement of any changes in the constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

          (f) The effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 16.4 hereof or a later date specified in or determinable in accordance with the Merger Agreement (provided that if the effective time of the merger is to be later than the date of the filing of the certificate of merger, it shall be fixed no later than the time of the filing of the certificate of merger and stated therein); and

          (g) Such other provisions with respect to the proposed merger or consolidation as are deemed necessary or desirable.

     16.3 Approval by Limited Partners of Merger or Consolidation. (a) The General Partner of the Partnership, upon its approval of the Merger Agreement, shall direct that the Merger Agreement be submitted to a vote of Limited Partners whether at a meeting or by written consent, in either case in accordance with the requirements of Article XV hereof. A copy or a summary of the Merger Agreement shall be included in or enclosed with the notice of a meeting or the written consent.

     (b) The Merger Agreement shall be approved upon receiving the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding Units of each class unless the Merger Agreement contains any provision which, if contained in an amendment to the Agreement, the provisions of this Agreement or the Delaware Act would require the vote or consent of a greater percentage of the Percentage Interests of the Limited Partners or of any class of Limited Partners, in which case such greater percentage vote or consent shall be required for approval of the Merger Agreement.

     (c) After such approval by vote or consent of the Limited Partners, and at any time prior to the filing of the certificate of merger pursuant to Section
16.4 hereof, the merger or consolidation may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement.

     16.4 Certificate of Merger. Upon the required approval by the General Partner and Limited Partners of a Merger Agreement, a certificate of merger shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act.

     16.5 Effect of Merger. (a) Upon the effective date of the certificate of merger:

          (i) all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;

          (ii) the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

          (iii) all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

          (iv) all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity, and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

     (b) A merger or consolidation effected pursuant to this Article shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another having occurred.

                                  ARTICLE XVII

                             RIGHT TO ACQUIRE UNITS

     17.1  Right to Acquire Units.  (a) Notwithstanding the provisions of
Section 13.1(a) hereof or any other provision of this Agreement (i) in the event that at any time after the Support Period less than 10% of the total Units outstanding are held by Persons other than the General Partner and its Affiliates, the General Partner shall then have the right, which right it may assign and transfer to the Partnership or any Affiliate of the General Partner, exercisable in its sole discretion, to purchase all, but not less than all, of the Units outstanding held by Persons other than the General Partner and its Affiliates, at the greater of (x) the Current Market Price as of the date the notice described in Section 17.1(b) hereof is mailed, (y) the Initial Unit Price or (z) the highest cash price paid by the General Partner for any Unit purchased during the 90-day period preceding the date that the notice described in Section 17.1(b) hereof is mailed. As used herein, (i) "Current Market Price" of any class of Units listed or admitted to trading on any National Securities Exchange means the average of the daily Closing Prices (as hereinafter defined) per Unit of such class for the 20 consecutive Trading Days (as hereinafter defined) immediately prior to such date and (ii) "Trading Day" means a day on which the principal National Securities Exchange on which the Units of any class are listed or admitted to trading is open for the transaction of business or, if Units of a class are not listed or admitted to trading on any National Securities Exchange, a day on which banking institutions in New York City generally are open.

     (b) If the General Partner, any Affiliate of the General Partner or the Partnership elects to exercise either right to purchase Units granted pursuant to Section 17.1(a) hereof, the General Partner shall deliver to the Transfer Agent written notice of such election to purchase (hereinafter in this Section
17.1 called the "Notice of Election to Purchase") and shall cause the Transfer Agent to mail a copy of such Notice of Election to Purchase to the Record Holders of Units (as of a Record Date selected by the General Partner) at least 10, but not more than 60, days prior to the Purchase Date. Such Notice of Election to Purchase shall also be published in daily newspapers of general circulation printed in the English language and published in the Borough of Manhattan, New York. The Notice of Election to Purchase shall specify the Purchase Date and the price (determined in accordance with Section 17.1(a) hereof) at which Units will be purchased and state that the General
Partner, its Affiliate or the Partnership, as the case may be, elects to purchase such Units, upon surrender of Depositary Receipts with respect to such Units in exchange for payment, at such office or offices of the Transfer Agent as the Transfer Agent may specify, or as may be required by any National Securities Exchange on which the Units are listed or admitted to trading. Any such Notice of Election to Purchase mailed to a Record Holder of Units at his address as reflected in the records of the Transfer Agent shall be conclusively presumed to have been given whether or not the owner receives such notice. On or prior to the Purchase Date, the General Partner, its Affiliate or the Partnership, as the case may be, shall deposit with the Transfer Agent cash in an amount sufficient to pay the aggregate purchase price of all of the Units to be purchased in accordance with this Section 17.1. If the Notice of Election to Purchase shall have been duly given as aforesaid at least 10 days prior to the Purchase Date, and if on or prior to the Purchase Date the deposit described in the preceding sentence has been made for the benefit of the holders of Units subject to purchase as provided herein, then from and after the Purchase Date, notwithstanding that any Depositary Receipt shall not have been surrendered for purchase, all rights of the holders of such Units (including, without limitation, any rights pursuant to Articles IV, V and XIV hereof) shall thereupon cease, except the right to receive the purchase price (determined in accordance with Section 17.1(a) hereof) for Units therefor, without interest, upon surrender to the Transfer Agent of the Depositary Receipts representing such Units, and such Units shall thereupon be deemed to be transferred to the General Partner, its Affiliate or the Partnership, as the case may be, on the record books of the Transfer Agent and the Partnership, and the General Partner or any Affiliate of the General Partner, or the Partnership, as the case may be, shall be deemed to be the owner of all such Units from and after the Purchase Date and shall have all rights as the owner of such Units (including, without limitation, all rights as owner of such Units pursuant to Articles IV, V and XIV hereof).

     (c) At any time from and after the Purchase Date, a holder of an outstanding Unit subject to purchase as provided in this Section 17.1 may surrender his Depositary Receipt or Certificate, as the case may be, evidencing such Unit to the Transfer Agent in exchange for payment of the amount described in Section 17.1(a) therefor without interest thereon.

                                 ARTICLE XVIII

                               GENERAL PROVISIONS

     18.1 Addresses and Notices. Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first-class United States mail or by other means of written communication to the Partner or Assignee at the address described below. Any notice, payment or report to be given or made to a Partner or Assignee hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Unit at his address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Partnership, regardless of any claim of any Person who may have an interest in such Unit or the Partnership Interest of a General Partner by reason of an assignment or otherwise. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 18.1 executed by the General Partner, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report addressed to a Record Holder at the address of such Record Holder appearing on the books and records of the Transfer
Agent or the Partnership is returned by the United States Post Office marked to indicate that the United States Postal Service is unable to deliver it, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Partnership of a change in his address) if they are available for the Partner or Assignee at the principal office of the Partnership for a period of one year from the date of the giving or making of such notice, payment or report to the other Partners and Assignees. Any notice to the Partnership shall be deemed given if received by the General Partner at the principal office of the Partnership designated pursuant to Section 1.3 hereof. The Partnership and the General Partner may rely and shall be protected in relying on any notice or other document from a Partner or other Person if believed by them to be genuine.

     18.2 Titles and Captions. All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" and "Sections" are to Articles and Sections of this Agreement.

     18.3 Pronouns and Plurals. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

     18.4 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

     18.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

     18.6 Integration. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

     18.7 Creditors. None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

     18.8 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

     18.9 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Unit, upon executing and delivering a Transfer Application as herein described, independently of the signature of any other party.

     18.10 Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

     18.11 Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                    GENERAL PARTNER:

                                    Plum Creek Management Company, L.P.

                                    By:     DAVID D. LELAND
                                    --------------------------------------
                                            David D. Leland, President

                                    ORGANIZATIONAL LIMITED PARTNER:

                                                 DAVID D. LELAND
                                    --------------------------------------
                                                 David D. Leland

                                    LIMITED PARTNERS:
                                    All Limited Partners now and hereafter
                                    admitted as limited partners of the
                                    Partnership, pursuant to Powers of
                                    Attorney now and hereafter executed in
                                    favor of, and granted and delivered
                                    to, the General Partner.

                                    By: Plum Creek Management Company, L.P.
                                        General Partner, as attorney-in-fact
                                        for all Limited Partners pursuant
                                        to the Powers of Attorney granted
                                        pursuant to Section 1.4 hereof.

                                    By:     DAVID D. LELAND
                                    --------------------------------------
                                            David D. Leland, President